UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
CORVEL CORPORATION
(Name of Registrant as Specified in Its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, August 1, 2024

To the Stockholders of CorVel Corporation:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of CorVel Corporation (the “Company,” “we,” “us,” and “our”) to be held on Thursday, August 1, 2024, at 8:30 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be held at our office at 1920 Main Street, Suite 900, Irvine, California 92614. This notice and the attached proxy statement (the “Proxy Statement”) describe the formal business to be transacted at the Annual Meeting or any adjournment or postponement thereof.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print, and download our proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 at https://materials.proxyvote.com/221006. On or about June 21, 2024 we mailed our stockholders a notice of internet availability of proxy materials (the “Notice”), which provides instructions regarding how to access these materials and vote their shares. The Notice also explains how to request a paper copy of these materials. If you requested to receive these proxy materials via email, you should have received an email with voting instructions and links to these materials on the internet.

The accompanying Proxy Statement provides information regarding the following matters we are asking you to consider and vote upon at the Annual Meeting:

1.	To elect the six directors named in the attached Proxy Statement, each to serve until the 2025 annual meeting of our stockholders or until his or her successor has been duly elected and qualified; and

2.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

We may also consider and vote upon any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.

The Board of Directors of the Company (the “Board”) has set June 7, 2024 as the record date for the Annual Meeting. Only stockholders of record of our Common Stock as of the close of business on that date will be able to attend, vote and submit questions during the Annual Meeting.

The Board has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote “FOR ALL” of the director nominees listed in Proposal One and “FOR” Proposal Two.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions regarding how to vote your shares, please refer to the Notice you received in the mail, and the additional information in the accompanying Proxy Statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.

On behalf of the Board, and the officers and employees of the Company, I would like to take this opportunity to thank you for your continued support.

By order of the Board of Directors,

RICHARD J. SCHWEPPE

Secretary

Fort Worth, Texas

June 21, 2024

CORVEL CORPORATION

PROXY STATEMENT

FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement (this “Proxy Statement”) is being furnished to the stockholders of CorVel Corporation, a Delaware corporation (the “Company,” “we,” “us,” and “our”) on behalf of the Board of Directors of the Company (the “Board”) in connection with the solicitation of proxies for use at the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, August 1, 2024, at 8:30 a.m. Pacific Time, and at any adjournment or postponement thereof. The Annual Meeting will be held at our office located at 1920 Main Street, Suite 900, Irvine, California, 92614.

Notice of Internet Availability of Proxy Materials

Pursuant to the Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, which allow companies to furnish their proxy materials over the Internet, have elected to furnish our proxy materials, including this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (our “2024 Annual Report”), primarily via the Internet. Accordingly, on or about June 21, 2024, we mailed to our stockholders a Notice, which provides instructions regarding how to access our proxy materials on the Internet, how to vote upon the proposals to be voted upon at the Annual Meeting, and how to request paper copies of this Proxy Statement and our 2024 Annual Report. Stockholders may request to receive all future proxy materials from us in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting.

You may read, print and download the proxy materials at https://materials.proxyvote.com/221006.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Please carefully review the following, which is intended to provide general information about the Annual Meeting, including the date and time of the Annual Meeting, the quorum requirement, the proposals to be voted upon, the methods available for voting your shares, and the votes required to adopt the proposals. This information is also intended to provide you with the specific information that is required to be provided under the rules and regulations of the SEC. If you have questions about the information provided, or would like to request additional information about the Annual Meeting or the proposals to be voted upon, refer to the section entitled “Whom should I contact with other questions?” below.

Why did I receive these materials?

The Board is soliciting your proxy to vote at the Annual Meeting or any postponement or adjournment thereof. You should review the proxy materials carefully as they give important information about the proposals that will be voted upon at the Annual Meeting, as well as other important information regarding the Company. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.

What proposals am I being asked to vote upon at the Annual Meeting?

NUMBER	PROPOSAL	BOARD VOTING RECOMMENDATION

1	To elect six directors, each to serve until the 2025 annual meeting of stockholders (our “2025 Annual Meeting”) or until his or her successor has been duly elected and qualified	“FOR” EACH DIRECTOR NOMINEE

2	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025	“FOR”

We may also consider and vote upon any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions, but do not direct how your shares should be voted on each item, the persons named as proxyholders will vote your shares as recommended by our Board on all matters described in this Proxy Statement. Richard J. Schweppe and Sharon O’Connor are the designated proxyholders.

Who can vote at the Annual Meeting?

Only our stockholders at the close of business on June 7, 2024 (the “Record Date”) are entitled to attend and vote at the Annual Meeting and any adjournment or postponement thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive office and at our Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the Annual Meeting.

•

Holders of Record – If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a “holder of record.” As a holder of record, you may vote at the Annual Meeting, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice. If you are a holder of record and you indicate when voting that you wish to vote as recommended by the Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by the Board on all matters described in this Proxy Statement. Richard J. Schweppe and Sharon O’Connor are the designated proxyholders.

•

Beneficial Owners – If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being made available to you by that nominee. The nominee holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy or obtain a control number from your bank, broker, dealer or other nominee. Please contact your nominee directly for additional information.

What are the voting rights of the holders of our Common Stock?

As of the Record Date, we had 17,164,306 shares of Common Stock outstanding and approximately 690 holders of record according to information provided by our transfer agent. Holders of shares of our Common Stock are each entitled to one vote per share on any matter that is submitted for stockholder approval. As of the Record Date, we had no shares of preferred stock outstanding. Cumulative voting is not permitted with respect to the election of directors.

What constitutes a quorum for the Annual Meeting?

The presence at the Annual Meeting, or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote as of the Record Date will constitute a quorum, permitting business to be conducted at the Annual Meeting.

The inspector of election for the Annual Meeting will determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and will count and tabulate ballots and votes and determine the results thereof. Properly voted proxies received but marked as abstentions, as well as shares for which authority is withheld and broker non-votes, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum. For additional information regarding broker non-votes, refer to the section entitled “What is the effect of broker non-votes on the proposals?” below.

What are the voting requirements to approve each of the proposals?

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of withheld votes, votes against, abstentions and broker non-votes on each of the proposals, are as follows:

Proposal One: The election of each of our director nominees requires a plurality of the votes cast by the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, which means the six director nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT” with respect to the director nominees nominated for election under this Proposal One. A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal. Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal Two: The ratification of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 (“fiscal year 2025”) requires the affirmative vote of the holders of our Common Stock representing a majority of the voting power present or represented by proxy and entitled to vote upon the proposal at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal Two. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes on this proposal.

What are broker non-votes?

If you are a beneficial owner of shares held in “street name” and do not give the bank, broker, dealer or other nominee that holds the shares specific voting instructions, the nominee may generally vote in its discretion on “routine” matters (such as Proposal Two). However, if the nominee that holds your shares does not receive voting instructions from you on how to vote your shares on a “non-routine matter (such as Proposal One), it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

How do I vote my shares?

•	Holders of Record – If you are a stockholder of record, you can vote your shares using any of the following methods:

By Internet	By Toll-Free Telephone	By Mail	In Person at the Annual Meeting
You may vote via the Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern time on Wednesday, July 31, 2024 (please have the Notice in hand when you visit the website).	You may vote by phone at 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern time on Wednesday, July 31, 2024 (please have the Notice in hand when you call).	If you requested a paper copy of this Proxy Statement, you may vote by completing and mailing the proxy card provided with this Proxy Statement in the postage-paid envelope we have provided, or return it to Vote Processing c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.	You may vote during the Annual Meeting using the ballot we provide.

•

Beneficial Owners – If you are a “beneficial owner” (that is, if you hold your shares in “street name” through a bank, broker, dealer or other nominee), you may vote in accordance with the voting instruction form provided by your bank, broker, dealer or other nominee. The availability of Internet or telephone voting will depend upon your nominee’s voting process. If you wish to vote during the Annual Meeting, you must first obtain a proxy from your bank, broker, dealer or other nominee authorizing you to vote.

Can I change my vote?

Yes, you may change your vote at any time before the polls are closed at the Annual Meeting. The giving of a proxy does not eliminate the right to vote during the Annual Meeting. Stockholders have the right to revoke their proxy at any time prior to the exercise of that proxy by following the instructions below.

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Holders of Record – If you are a “holder of record,” you may change your vote by (i) voting again via the Internet or telephone, (ii) providing written notice of revocation to CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, Attention: Corporate Secretary, (iii) executing a subsequent proxy using any of the voting methods discussed above (subject to the deadlines for voting with respect to each method), or (iv) attending the Annual Meeting and voting in person by ballot. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

•

Beneficial Owners – If you are a “beneficial owner” of your shares and you have instructed your nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions, or by attending and voting at the Annual meeting, which can be accomplished as described above.

Subject to any revocation, all shares represented by properly executed proxies will be voted in accordance with the instructions on the applicable proxy, or, if no instructions are given, in accordance with the recommendations of the Board as described above.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies will vote in accordance with their discretion with respect to those matters.

When will the voting results of the Annual Meeting be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once we know them.

Who pays for costs relating to the Proxy Materials and Annual Meeting?

The costs of preparing, assembling and mailing the proxy materials, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

What is the deadline for submitting a stockholder proposal or director nomination for the 2025 Annual Meeting?

Stockholders wishing to make a director nomination, or bring another proposal, before the 2025 Annual Meeting (but not include it in our proxy materials for the meeting) must provide written notice of such proposal to the Secretary at our principal executive offices at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, Attention: Corporate Secretary. Such proposals must be received not later than the close of business on Monday, May 5, 2025. Pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if a stockholder proposal is received after Wednesday, May 7, 2025, it will be considered untimely and our proxyholders will use their discretionary voting authority to vote the shares they represent as the Board may recommend. Any stockholder proposal or director nomination must comply with the other provisions of the Amended and Restated Bylaws of the Company (the “Bylaws”) and be submitted in writing to the Corporate Secretary at our principal executive offices.

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2025 Annual Meeting must be received at our principal executive offices not later than the close of business on Friday, February 21, 2025.

In addition, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice in compliance with the universal proxy rules that sets forth the information required by Rule 14a-19 of the Exchange Act, not later than Monday, June 2, 2025, assuming we do not change the date of the 2025 Annual Meeting by more than 30 days from the anniversary of the Annual Meeting. If we change the date of the meeting by more than 30 days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the tenth calendar day following the day on which we first make a public announcement of the date of such annual meeting.

Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, Attention: Corporate Secretary, Telephone: (817) 390-1416.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors,” and elsewhere, in our 2024 Annual Report. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements.

The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

Board Structure and Membership

We currently have six directors serving on our Board, each of whom has a term that expires at the Annual Meeting, and one vacancy. Our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides that any additional directorships resulting from an increase in the number of directors, or the vacancy that currently exists on the Board, may be filled by a majority of the directors then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. We may reduce or increase the size of the Board by resolution adopted by the affirmative vote of a majority of the directors.

Our Certificate of Incorporation and Bylaws also provide that directors elected at an annual meeting of stockholders will serve for a one-year term ending on the date of the following annual meeting of stockholders or until his or her successor has been duly elected and qualified. The term may be shorter if such individual resigns, becomes disqualified or disabled, or is otherwise removed.

Our Board has nominated each of the current Board members to stand for re-election at the Annual Meeting, except for Jean H. Macino, who will not be standing for re-election as a member of our Board. Upon the expiration of Ms. Macino’s term as a director at the Annual Meeting, there will be two vacancies on our Board. Accordingly, based on an evaluation in accordance with our standard review process for director candidates and the recommendation of our Nomination and Governance Committee, our Board also has nominated Joanna M. Burkey, who has not previously stood for election, to fill one of these two vacancies. If elected at the Annual Meeting, each director nominee would serve for a one-year term ending on the date of our 2025 Annual Meeting or until his or her successor has been duly elected and qualified, and the Board would consist of six persons on the Board and one vacancy. The term may be shorter if such individual resigns, becomes disqualified or disabled, or is otherwise removed. Each nominee has indicated his or her willingness to serve as a director if elected. In the event that any such nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxyholders may exercise discretionary authority to vote for a substitute person selected and recommended by our Nomination and Governance Committee and approved by the Board.

Recommended Vote

The election of each of our director nominees requires a plurality of the votes cast by the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that the nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT” with respect to the director nominees nominated for election under this Proposal One. A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker, dealer or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

Information Regarding Director Nominees

The following table lists the persons recommended by our Nomination and Governance Committee, and nominated by the Board, to be elected as directors to serve for a period of one year, including relevant information as of March 31, 2024:

Name	Age	Position
V. Gordon Clemons	80	Chairman of the Board
Joanna M. Burkey	48	Director
Steven J. Hamerslag (1) (3)	67	Director
Alan R. Hoops (1) (2)	76	Director
R. Judd Jessup (1)	76	Director
Jeffrey J. Michael (2) (3)	67	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nomination and Governance Committee.

V. Gordon Clemons. Mr. Clemons has served as our Chairman of the Board since April 1991. He served as our Chief Executive Officer from January 1988 until August 2007 and as our President from January 1988 until May 2006. He was reappointed as our Chief Executive Officer and President in April 2012 and served in the role of Chief Executive Officer until January 2019 and President until April 2017. Mr. Clemons was President of Caremark, Inc., a home intravenous therapy company, from May 1985 to September 1987, at which time Caremark was purchased by Baxter International, Inc. From 1981 to 1985, Mr. Clemons was President of INTRACORP, a medical management company and subsidiary of CIGNA Corporation. Mr. Clemons has over 41 years of experience in the healthcare and insurance industries. The Board believes Mr. Clemons is qualified to serve as Chairman of the Board given his extensive technology, industry, management and operational experience and his substantial understanding of the Company and its operations resulting from his various positions of leadership, including his position as Chief Executive Officer and President.

Joanna M. Burkey. Ms. Burkey is a director nominee. Ms. Burkey is a corporate director, former technology executive, and the founder of Flat Rock Advisory. She is an independent director and chair of the technology committee at Beyond Inc (NYSE: BYON) and an independent director and chair of the risk and compliance committee at ReliabilityFirst Corporation. At Flat Rock Advisory she provides advisory services to boards and executive teams in the areas of cybersecurity and digital transformation. Joanna worked in the cybersecurity and technology domain for thirty years, most recently as the Global CISO at HP Inc from 2020 to 2023. Prior to that she was Deputy CCSO and Global Cyber Defense Head for Siemens AG from 2018 to 2020 and CISO for Siemens Americas from 2015 to 2018. Her career has included executive positions in engineering, strategy, and digitalization and she has held roles based in both the US and Europe. Joanna holds NACD Directorship Certification from the National Association of Corporate Directors, is a certified Qualified Technology Expert with the Digital Directors Network, and was previously a fellow with the Center for Strategic and International Studies in Washington D.C. The Board believes Ms. Burkey corporate directorships and cybersecurity experience would greatly enhance the Board.

Steven J. Hamerslag. Mr. Hamerslag has served as one of our directors since May 1991. Mr. Hamerslag has been Managing Partner of TVC Capital, a venture capital firm, since April 2006. Mr. Hamerslag has over 40 years of experience starting, growing, and leading high tech enterprises. His knowledge of enterprise technology solutions is further leveraged by his extensive sales, marketing, and general management experience having started and acted as CEO of two publicly held companies. Mr. Hamerslag served as the President and Chief Executive Officer of J2Global Communications, a publicly held unified communication services company, from June 1999 until January 2001. Mr. Hamerslag served as the Chief Executive Officer of MTI Technology Corporation, a publicly held manufacturer of enterprise storage solutions, from 1987 to 1996. The Board believes Mr. Hamerslag’s valuable business, leadership and executive management experience, particularly in the technology industry, qualifies him to serve as a director.

Alan R. Hoops. Mr. Hoops has served as one of our directors since May 2003. Mr. Hoops has been Executive Chairman of Health Essentials, a physician medical group specializing in hospice care, pharmacy and durable medical equipment services for medically complex and frail-elderly patients, since 2012. Mr. Hoops was Chairman of the Board and Chief Executive Officer of CareMore California Health Plan, a health maintenance organization, from March 2006 to February 2012. Mr. Hoops was Chairman of Benu, Inc., a regional benefits administration/marketing company, from 2000 to March 2006, and Chairman of Enwisen, Inc., a human resources services software company, from 2001 to March 2006. Mr. Hoops was Chief Executive Officer and a Director of Pacificare Health Systems, Inc., a national health consumer services company, from 1993 to 2000. Mr. Hoops has 46 years of experience in the healthcare and managed care industries. The Board believes Mr. Hoops’ experience as the Chief Executive Officer and Director of Pacificare Health Systems, Inc., combined with his strong operational and strategic background and extensive public company experience, qualifies him to serve as a director.

R. Judd Jessup. Mr. Jessup has served as one of our directors since August 1997. Mr. Jessup was Chief Executive Officer of CombiMatrix Corporation, a molecular diagnostics laboratory, from August 2010 to March 2013. Mr. Jessup was Chief Executive Officer of U.S. LABS, a national laboratory which provides cancer diagnostic and genetic testing services, from 2002 to 2005. Mr. Jessup was President of the HMO Division of FHP International Corporation, a diversified health care services company, from 1994 to 1996. From 1987 to 1994, Mr. Jessup was President of TakeCare, Inc., a publicly held HMO operating in California, Colorado, Illinois and Ohio, until it was acquired by FHP. Mr. Jessup has 44 years of experience in the healthcare and managed care industries. Mr. Jessup was a director of CombiMatrix Corporation from August 2010 to November 2017, a director of Xifin, Inc., a laboratory billing systems company, from January 2006 to August 2013, a director of Superior Vision Services, a national managed vision care plan, from December 2007 to April 2012, and a director of Accentcare from October 2005 to February 2008. The Board believes Mr. Jessup is qualified to serve as a director because he has significant executive experience with the strategic, financial, and operational requirements of large health care services organizations, including serving as an Audit Committee chair, and brings to the Board senior leadership, health industry, and financial experience.

Jeffrey J. Michael. Mr. Michael has served as one of our directors since September 1990. Mr. Michael has been President, Chief Executive Officer and a Director of Corstar Holdings, Inc., one of our significant stockholders and a holding company owning equity interests in CorVel since March 1996. The Board believes Mr. Michael’s experience as the President, Chief Executive Officer and Director of Corstar Holdings, Inc., combined with his strong operational and strategic background and extensive public company experience, qualifies him to serve as a director.

Corporate Governance, Board Composition and Board Committees

Independent Directors

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Further, Nasdaq listing standards provide that a director only qualifies as “independent” if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director with that listed company.

To be considered independent pursuant to Rule 10A-3 and Nasdaq listing standards, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (a) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (b) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent pursuant to Rule 10C-1 and Nasdaq listing standards, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director, and (b) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board undertook a review of its composition, the composition of its committees, and the independence of our directors and director nominees and considered whether any director or director nominee has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that each of Ms. Macino and Ms. Burkey and Messrs. Hamerslag, Hoops, Jessup, and Michael do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors and director nominees is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq listing standards. Mr. Clemons is not independent under Nasdaq’s listing standards since he is an executive officer of the Company. Ms. Macino is not standing for re-election as a member of our Board and will leave the Compensation Committee at the end of her current term.

In making these determinations, the Board considered the current and prior relationships that each non-employee director and director nominee has with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and director nominee, and the transactions involving them described in the section entitled “Certain Relationships and Related-Person Transactions.” There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure and Risk Oversight

The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. In determining the appropriate structure, the Board considers multiple factors, including our business and strategic needs and the composition of the Board. At this time, the Board has determined that separating the roles of the Chief Executive Officer and the Chairman of the Board is an appropriate structure for our succession planning priorities. This structure allows our Chief Executive Officer to focus on the day-to-day operation and management and the Chairman to focus on leading the Board and overseeing the interests of the Company and stockholders. Over the last 30 years, our Chairman, Mr. Clemons, has been building a knowledge of the Company and its industry making him well-positioned to preside over the Board and provide constructive and informed guidance to management. Our Chief Executive Officer, Michael G. Combs, who started at the Company as a software engineer in 1991, leverages his deep understanding of the business to identify and execute key opportunities for the success of the Company. While our board structure fulfills the needs of the Company at the time, our Board regularly assesses the leadership structure and considers the advantages and disadvantages of separating the roles of the Chairman and Chief Executive Officer, taking into consideration the recommendations of the stockholders, as well as the Company’s needs at the time.

The Board has a policy that if the Chairman of the Board does not qualify as an independent director, the independent directors of the Board will select one of the independent directors to be the “Lead Independent

Director.” Since our Chairman of the Board currently does not qualify as an independent director, the Board has designated Mr. Jessup as the Lead Independent Director. The Lead Independent Director has the following duties and responsibilities: (a) acting as Chair of the meetings of the independent directors; (b) working with the Chairman of the Board and the Chief Executive Officer to ensure the Board has adequate resources, especially by way of full, timely and relevant information to support its decision-making requirements; (c) serving as a conduit of information between the independent directors and the Chairman of the Board, the Chief Executive Officer and other members of management; (d) reviewing annually the purpose of the committees of the Board and through the Nomination and Governance Committee, recommending to the Board any changes deemed necessary or desirable to the purpose of the committees and whether any committees should be created or discontinued; (e) being available as a resource to consult with other Board members on corporate governance practices and policies; and (f) such other responsibilities and duties as the Board shall designate. The Board believes that this current leadership structure, in which the office of Chairman of the Board is held by one individual and an independent director acts as Lead Independent Director, provides for dynamic Board leadership and enhances our ability to execute our business and strategic plans, while maintaining strong independence for Board decisions and oversight.

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. Risks related to our compensation programs are reviewed by the Compensation Committee and legal and regulatory compliance risks are reviewed by the Nomination and Governance Committee. The Board is advised by the committees of significant risks and management’s response through periodic updates.

In addition, the Board and the Audit Committee maintain oversight of the cybersecurity program to ensure risks to the Company are managed appropriately. Our Chief Information Security Officer (“CISO”) is responsible for overseeing and implementing our cybersecurity program and enforcing our cyber security policy. We conduct regular assessments, measuring our exposure to cyber threats. These assessments form the basis for our cyber risk program. Our CISO is responsible for providing annual updates to the Board and to executive leadership. Our Chief Executive Officer will escalate any cybersecurity issues to the Board.

We believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of the Company; and are supported by the oversight and administration of our Compensation Committee with regard to executive compensation programs.

We believe that the Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, our Nomination and Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. The Nomination and Governance Committee considers many forms of diversity in identifying director nominees in an effort to nominate directors with a variety of complementary skills and backgrounds so that as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business.

Our information security and cybersecurity program is based on a cybersecurity framework that is designed to protect against operational risks related to cybersecurity.

Cybersecurity Risk Management and Strategy

We recognize the importance of developing, implementing, and maintaining cybersecurity measures to safeguard our information systems and protect the confidentiality, integrity, and availability of company information, and data entrusted to us by our customers. We have implemented a cybersecurity program to assess, identify, and manage risks from cybersecurity threats that could adversely and materially affect the confidentiality, integrity, and availability of our information and information systems. We maintain administrative, technical, and physical controls designed to protect the security and privacy of confidential, personal, and proprietary information. We conduct regular assessments, measuring our exposure to cyber threats. These assessments form the basis for our cyber risk program. Threats and risks are identified from threat intelligence sources that include our vendors, industry, and government organizations. Our Chief Information Security Officer (“CISO”) is responsible for overseeing and implementing our cybersecurity program and enforcing our cybersecurity policy. We employ internal dedicated security personnel and also have contracted services delivered from a full-service Managed Security Service Provider. Our Chief Technology Officer (“CTO) oversees the day-to-day security operation, and our Chief Information Officer (“CIO”) oversees our secure development activities.

Our CISO leads our enterprise information security, privacy, and cybersecurity program, which is designed to (i) ensure the security, confidentiality, integrity and availability of our information and information systems; (ii) protect against any anticipated threats or hazards to the security, confidentiality, integrity or availability of such information and information systems; and (iii) protect against unauthorized access to or use of such information or information systems that could result in substantial harm or inconvenience to us, our partners or our customers. We have implemented an industry adopted cybersecurity framework, which is continuously improving. We continuously test and assess our cybersecurity posture, including third-party risk assessments performed by reputable assessors, consultants, and auditors. Additionally, we perform an annual evaluation of our cybersecurity program.

The Board of Directors and the Audit Committee maintain oversight of the cybersecurity program to ensure risks to the Company are managed appropriately. Our cybersecurity program leverages people, processes, and technology to identify and respond to cybersecurity threats. We have a Cybersecurity Incident Response Plan which contains processes and procedures related to security incident handling.

We also have vendor assessment processes to oversee, identify, and reduce the potential impact of a security incident at a thirdparty vendor, service provider or customer or otherwise implicating the third-party technology and systems we use. Our agreements with third parties may include various compliance requirements, data protection terms, audit or monitoring rights, and notification requirements in the event the third party experiences its own cybersecurity event.

We perform ongoing cybersecurity awareness training for our employees that reinforces our information security policies, standards and practices. In addition, employees receive periodic newsletters emphasizing awareness of new cybersecurity threats (e.g., phishing attempts, smishing, pretexting, and deep fakes). This training is mandatory for all employees and is supplemented with periodic social engineering tests.

We engage consultants to review our cybersecurity program to help identify areas for continued focus, improvement and compliance. Our processes also address cybersecurity risks associated with third-party service providers, including those with access to our non-public or restricted data, including client data.

In the last three fiscal years, we have not experienced any material cybersecurity incidents or costs.

Cybersecurity Governance

As stated above, the Board of Directors and the Audit Committee maintain oversight of the cybersecurity program to ensure risks to the Company are managed appropriately. Our CISO, who reports to the Chief Executive Officer (“CEO”), is responsible for providing annual updates to the Board of Directors and to executive leadership. In addition, our CISO partners closely with our CIO and CTO and their respective organizations to execute defined functions within our cybersecurity program. Our CISO, CIO, and CTO each report directly to the Chief Executive Officer (“CEO”) who, as appropriate, will escalate any cybersecurity issues to the Board. Our CISO and CIO both attend regular meetings with the executive officer team, including our CEO, Chief Financial Officer and other senior executive officers, and report on cybersecurity matters as appropriate.

Our cybersecurity and IT leaders have extensive relevant work experience in various roles which includes developing cybersecurity strategy, implementing effective information and cybersecurity programs, and implementing cybersecurity and privacy solutions. Such leaders in our organization hold industry recognized certifications such as Certified Information Systems Security Professional (CISSP), Certified Information Security Manager (CISM) and Global Information Assurance Certification (GIAC).

Diversity, Equity and Inclusion

Diversity, equity and inclusion are core to the Company’s values and instrumental in delivering stronger business growth. We believe the more diverse our backgrounds and experiences, the more we can achieve together working side by side. We are committed to recruiting the most qualified people for the job regardless of gender, ethnicity or other protected traits and to complying fully with all domestic, foreign and local laws relating to discrimination in the workplace. Additionally, we believe in providing opportunities for career progression for our people and, as such, we strive to fill our open positions with internal talent whenever possible. Our Company’s greatest strength and resource is the talent of our employees.

To ensure that our leaders and employees model fairness and inclusivity in their behaviors, our leaders have completed diversity, equity and inclusion training and such training is mandated for all employees. We are proud of having a diverse workforce and remain committed to increasing the empowerment of women and minorities across our operations.

As of March 31, 2024, over a third of our employees identify as racially or ethnically diverse. Additionally, over 80% of our employees identify as women, and over 74% of the Company’s managers identify as women as of March 31, 2024.

Board Structure and Committees

The Board has a standing Audit Committee, Compensation Committee and Nomination and Governance Committee. The Board and its committees set schedules to meet throughout the year, and can also hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of the Board qualifies as an independent director in accordance with the Nasdaq standards described above. Each committee of the Board has a written charter approved by the Board. A copy of each charter is posted on our website at https://www.corvel.com/company/investors under the Governance section. The inclusion of any website address in this Proxy Statement does not include or incorporate by reference the information on that website into this Proxy Statement or our 2024 Annual Report.

Audit Committee

Our Audit Committee reviews and monitors our corporate financial statements and reporting and our internal and external audits. The committee’s purpose is to, among other things, oversee our internal controls and audit functions, the results and scope of the annual audit of our financial statements and other services provided by our independent registered public accounting firm, and our compliance with legal matters that have a significant impact on our financial statements. The committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In addition, the committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. In accordance with the Audit Committee’s charter and policies regarding transactions with related persons, all related-person transactions are approved or ratified by the committee. Please see the information set forth in the section entitled “Certain Relationships and Related-Person Transactions” in this Proxy Statement for additional details. The current members of our Audit Committee are Messrs. Hamerslag, Hoops and Jessup. The committee held four meetings by telephonic conference calls during our fiscal year ended March 31, 2024 (“fiscal year 2024”).

Each member of our Audit Committee meets the independence and experience standards set forth under applicable Nasdaq and SEC rules, and each member can read and understand fundamental financial statements. In addition, the Board has determined that Mr. Hamerslag qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended.

Compensation Committee

The Compensation Committee of the Board reviews and approves our general compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and stock option and other incentive compensation arrangements. In addition, V. Gordon Clemons, the Chairman of the Board and an executive officer, reviews and approves in coordination with the committee the compensation of Michael G. Combs, our Chief Executive Officer. Further, Mr. Combs reviews and approves in coordination with the committee the compensation of our other executive officers. The committee also administers the CorVel Corporation Restated 1991 Employee Stock Purchase Plan (the “ESPP”) and the CorVel Corporation Restated Omnibus Incentive Plan (formerly the Restated 1988 Executive Stock Option Plan) (the “Omnibus Incentive Plan”), including reviewing and granting stock options. Our Compensation Committee also reviews and approves various other issues related to our compensation policies and matters. The committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee consists solely of at least two independent members of the Compensation Committee. The current members of our Compensation Committee are Messrs. Hoops and Michael. Ms. Macino was a member of our Compensation Committee during fiscal year 2024, but she is not standing for re-election as a member of our Board and will leave the Compensation Committee at the end of her current term. The committee held one video teleconference meeting and acted by unanimous written consent on five occasions during fiscal year 2024.

Compensation Risk Assessment. The Compensation Committee, in collaboration with management is responsible to review the rewards that may be derived from our compensation program for all employees, including our executive officers, to assess whether the program encourages excessive or unnecessary risk-taking. We have assessed our compensation program and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Our egalitarian culture supports the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Field sales personnel are paid a base salary and a sales commission, but all of our executive officers are paid under the programs and plans for non-sales employees. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of CorVel; and are supported by the oversight and administration of the compensation committee with regard to executive compensation programs.

Nomination and Governance Committee

The Nomination and Governance Committee of the Board reviews and reports to the Board on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, the committee reviews and makes recommendations to the Board regarding the size and composition of the Board and the appropriate qualities and skills required of our directors in the context of the then-current make-up of the Board. This includes an assessment of each candidate’s independence, personal and professional integrity, diversity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve us and our stockholders’ long-term interests. These factors, and others as considered useful by the committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nomination and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of current and prospective directors. Although the committee does not have a formal policy with respect to diversity, it has a well-established process to identify director nominees and, as indicated above, considers diversity when evaluating candidates for director nominees.

The Nomination and Governance Committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board (subject to legal rights, if any, of third parties to nominate or appoint directors). Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates who meet the minimum qualifications approved by the Board, including: (i) high personal and professional integrity; (ii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; (iii) an ability to think and act independently and with sound judgment; and (iv) an ability to be effective, in conjunction with the other director nominees, in collectively serving the long-term interests of the Company and its stockholders.

Candidates for nomination to the Board typically have been suggested by other members of the Board or by our executive officers. From time to time, the Nomination and Governance Committee may engage the services of a third-party search firm to identify director candidates. Each of the current nominees is standing for re-election at the Annual Meeting except for Joanna M. Burkey, who has not previously stood for election. Ms. Burkey was nominated as a director nominee by our Nomination and Governance Committee following her identification and recommendation to the Board by existing non-employee members of the Board. The Nomination and Governance Committee selected these candidates and recommended their nomination to the Board. The committee has not received any nominations from any stockholders in connection with this Annual Meeting. The current members of the committee are Messrs. Hamerslag and Michael. The committee held one meeting during fiscal year 2024.

Although the Nomination and Governance Committee does not have a formal policy on stockholder nominations, it will consider candidates proposed by stockholders of any outstanding class of our capital stock entitled to vote for the election of directors, provided such proposal is in accordance with the procedures set forth in Article II, Section 12 of our Bylaws and in the charter of the Nomination and Governance Committee. Nominations by eligible stockholders must be preceded by notification in writing addressed to the Chairman of the Nomination and Governance Committee, care of our Secretary, at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, not later than (a) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, or (b) with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Our Bylaws and the charter of the Nomination and Governance Committee require that such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (i) the name and address of the nominee; (ii) the name and address of the stockholder making the nomination; (iii) a representation that the nominating stockholder is a stockholder of record of our stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice; (iv) the nominee’s qualifications for membership on the Board; (v) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director pursuant to the rules and regulations of the SEC; (vi) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder; (vii) all other companies to which the nominee is being recommended as a nominee for director; and (viii) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as one of our directors, if elected.

All such recommendations will be brought to the attention of our Nomination and Governance Committee. Candidates proposed by stockholders will be evaluated by our nomination and governance committee using the same criteria as for all other candidates.

Board and Committee Meetings

The Board held five meetings during fiscal year 2024, two of which were video teleconference meetings and three of which were in-person meetings. The Board only acted by unanimous written consent one time during fiscal year 2024. Each director attended or participated in 100% of the aggregate of (a) the total number of meetings of the Board, and (b) the total number of meetings held by all committees of the Board on which such director served during fiscal year 2024. Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged and expected to attend each of our annual meetings of stockholders in addition to each meeting of the Board and of the committees on which he or she serves, except where the failure to attend is due to unavoidable circumstances or schedule conflicts. All of our directors attended our 2023 annual meeting of stockholders.

Code of Ethics and Business Conduct

The Board has adopted a code of ethics and business conduct that applies to all of our employees, officers and directors. The full text of our code of ethics and business conduct is posted on our website at

https://www.corvel.com/code-of-ethics. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our web site identified above. The inclusion of any web site address in this Proxy Statement does not include or incorporate by reference the information on that web site into this Proxy Statement or our Annual Report on Form 10-K.

Insider Trading Policy and Hedging Transactions

We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our employees, officers and directors that is designed to promote compliance with insider trading laws and any related applicable listing standards. Our insider trading policy prohibits our employees, officers and directors from engaging in hedging transactions.

Communications from Stockholders to the Board

The Board has implemented a process by which stockholders may send written communications to the attention of the Board, any committee of the Board or any individual Board member, care of our Secretary at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109. This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our Secretary, with the assistance of our Vice President of Legal Services, is primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Any communications not forwarded to the Board will be retained for a period of three months and made available to any of our independent directors upon their general request to view such communications. There were no changes in this process in fiscal year 2024.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Haskell & White LLP to serve as our independent registered public accounting firm for fiscal year 2025, and our stockholders are being asked to ratify this appointment. Stockholder ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the Audit Committee’s appointment of Haskell & White LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment by an affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote, the Audit Committee may reconsider whether to retain Haskell & White LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.

Representatives of Haskell & White LLP attended or participated by telephone in all meetings of the Audit Committee held during fiscal year 2024. We expect that representatives of Haskell & White LLP will attend the Annual Meeting. At the Annual Meeting, the representatives of Haskell & White LLP will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by stockholders.

Recommended Vote

The ratification of Haskell & White LLP as our independent registered public accounting firm for fiscal year 2025 requires the affirmative vote of the holders of our Common Stock representing a majority of the voting power present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal Two. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a routine matter under applicable stock exchange rules. Because a bank, broker or other nominee may vote without instructions on this matter, we do not expect any broker non-votes to result for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

Principal Accountant Fees and Services

The following table sets forth approximate fees for services rendered by Haskell & White LLP for the fiscal years ended March 31, 2024 and 2023:

FEES	FISCAL YEAR 2024 ($)	FISCAL YEAR 2023 ($)
Audit Fees (1) Audit and review of the financial statements	695,000	643,000
Audit-Related Fees (2) Audit of the financial statements of CorVel Incentive Savings Plan	21,000	20,500
Tax Fees (3) Tax consulting services	—	—
All Other Fees (4)	10,670	400
Total Fees	726,670	663,900

(1)

Audit fees as of March 31, 2024 include the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees billed by Haskell & White LLP for services rendered to us in the audit of annual financial statements and the reviews of the financial statements included in our Quarter Reports on Form 10-Q are provided in the table above.

(2)	Audit-related fees consist of assurance and related services provided by Haskell & White LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees consist of professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning.
(4)	Fees for a retainer, travel and other miscellaneous expenses billed by Haskell & White LLP were $10,670 during fiscal year 2024 and $400 during our fiscal year ended March 31, 2023.

Determination of Independence

The Audit Committee has determined that the provision of the above non-audit services by Haskell & White LLP was compatible with their maintenance of accountant independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves and reviews audit and permissible non-audit services performed by our independent registered public accounting firm as well as the fees charged by our independent registered public accounting firm for such services. In its pre-approval and review of permissible non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. Under certain de minimis circumstances described in the rules and regulations of the Securities and Exchange Commission, the Audit Committee may approve permissible non-audit services prior to the completion of the audit in lieu of pre-approving such services. All services rendered by Haskell & White LLP for fiscal year 2024 were pre-approved by our Audit Committee.

OTHER MATTERS

Management is not aware of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with the Board’s recommendation. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference into any filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee carries out its responsibilities pursuant to its written charter, and the members of the fiscal year 2024 Audit Committee have prepared and submitted this Audit Committee report. Each Audit Committee member is considered independent because each member satisfies the independence requirements for board members prescribed by the applicable rules of Nasdaq and Rule 10A-3 of the Exchange Act.

Among other things, the Audit Committee oversees CorVel’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management CorVel’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements; and management’s assessment of CorVel’s internal control over financial reporting.

The Audit Committee also reviewed and discussed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CorVel’s accounting principles and such other matters as are required to be discussed with audit committees by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from management and CorVel, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Throughout the year and prior to the performance of any such services, the Audit Committee also considered the compatibility of potential non-audit services with the independent accountant’s independence.

The Audit Committee discussed with CorVel’s independent registered public accounting firm their overall approach, scope and plans for the audit. At the conclusion of the audit, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of CorVel’s internal control over financial reporting and the overall quality of CorVel’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, for filing with the Securities and Exchange Commission.

The Audit Committee has also recommended the selection of Haskell & White LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2025.

AUDIT COMMITTEE

R. Judd Jessup, Chair

Steven J. Hamerslag

Alan R. Hoops

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of June 7, 2024:

Name	Age	Position
V. Gordon Clemons	80	Chairman of the Board
Michael G. Combs	60	Chief Executive Officer and President
Mark E. Bertels	61	Executive Vice President, Risk Management Services
Maxim Shishin	49	Chief Information Officer
Brandon T. O’Brien	44	Chief Financial Officer
Jennifer L. Yoss	46	Vice President, Accounting

The following is a brief description of the capacities in which each of our executive officers who is not also a director has served, and other biographical information. The biography of Mr. Clemons appears earlier in this Proxy Statement under the section entitled “Proposal One: Election of Directors.”

Michael G. Combs. Mr. Combs was promoted to Chief Executive Officer in January 2019. Mr. Combs has also held the position of President since April 2017 and previously served as our Chief Information Officer from April 2015 to April 2017. Mr. Combs has been with the Company for 31 years, joining the Company initially as a software engineer in October 1991. His prior positions at the Company include Vice President of MedCheck Development and Deputy Chief Information Officer. Prior to joining CorVel, he was with Science Applications International Corporation, a technology company, as a Software Engineer where he developed software for the Naval Oceans System Center. Mr. Combs holds a Bachelor’s degree in Computer Science from San Diego State University.

Mark E. Bertels. Mr. Bertels was promoted to his current role of Executive Vice President, Risk Management Services in April 2022. In his current role, Mr. Bertels is responsible for claims, network solutions, and case management field operations enterprise-wide. Mark has been with CorVel since 1989. Mark has over 33 years of experience with CorVel in the risk management industry and possesses extensive knowledge of the claims and managed care services provided to claim payors and self-insured employers.

Maxim Shishin. Mr. Shishin was promoted to Chief Information Officer in 2017. He has been with CorVel since 2002, holding the positions of Vice President of Information Systems, Director of Software Engineering, Software Development Manager and Senior Software Engineer. Mr. Shishin has over 21 years of technology and systems experience. His background includes vast experience with enterprise software architecture.

Brandon T. O’Brien. Mr. O’Brien was promoted to Chief Financial Officer in October 2018. He has been with CorVel since 2003, holding the positions of Area Vice President from 2015 to 2018, Vice President of Business Operations from 2010 to 2015, Director of Finance, Enterprise Comp from 2007 to 2010, and Manager of Analytics from 2006 to 2007.

Jennifer L. Yoss. Ms. Yoss was promoted to Vice President of Accounting in October 2018. She has been with CorVel since 2003, holding the positions of Director of Accounting from 2014 to 2017 and Manager in the Accounting department from 2003 to 2014. Ms. Yoss was previously an auditor at Grant Thornton LLP.

Our executive officers are elected by the Board on an annual basis and serve at the discretion of the Board until their successors have been duly elected and qualified or until their earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the summary compensation table and other tables included in this Proxy Statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our 2024 Annual Report. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. Please see the section of this Proxy Statement entitled “Cautionary Note Regarding Forward-Looking Statements” for additional information.

Introduction

It is the responsibility of the Compensation Committee of the Board to oversee our general compensation policies; to determine the base salary and bonus to be paid each year to each of our executive officers; to oversee our compensation policies and practices as they relate to our risk management; and to determine the compensation to be paid each year to our directors for service on the Board and the various committees of the Board. In addition, the Compensation Committee administers our Omnibus Incentive Plan with respect to stock option grants or other equity-based awards. The three broad components of our executive officer compensation are base salary, annual cash incentive awards, and long term equity-based incentive awards. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of our overall compensation policy. Additionally, the Compensation Committee, in conjunction with the Board, reviews the relationship of executive compensation to corporate performance and relative stockholder return. The Compensation Committee believes that our current compensation plans are competitive and reasonable. Below is a description of the general policies and processes that govern the compensation paid to our executive officers, as reflected in the accompanying compensation tables.

Compensation Philosophy

We operate in the medical cost containment and managed care industry. The Compensation Committee believes that our compensation programs for executive officers should: (a) be designed to attract, motivate and retain talented executives, (b) be competitive, and (c) reward individuals based on the achievement of designated financial targets, individual contribution, and financial performance relative to that of our competitors and market indices. Our philosophy is to focus more on equity compensation (in particular, to incentivize service within a five-year timeframe for time-vesting stock options) than on annual base compensation because we believe that approach more closely aligns the interests of our executive officers with those of our stockholders. Within this philosophy, the Compensation Committee’s objectives are to:

•	offer a total compensation program that takes into consideration the compensation practices of other managed care companies of similar size with which we compete for executive talent;

•	tie an individual’s total compensation to individual and profit center performance as well as our overall financial success;

•	provide annual cash incentive awards that take into account our overall financial performance in terms of designated corporate objectives; and

•	strengthen the alignment of the interests of our executive officers with those of our stockholders by providing significant equity-based, long-term incentive awards.

Compensation Components and Process

The Compensation Committee’s conclusions on the compensation levels for our executive officers are based in large part on input from our chief executive officer, who prior to fiscal year 2023 used survey data provided by

Mercer, and for fiscal year 2023 onward uses survey data provided by Alera Group, for companies in the services sector with target revenue for the upcoming fiscal year similar to CorVel. While the survey data reviewed by our chief executive officer includes the market 50th percentile targets for base salary, annual bonus and long-term incentive compensation opportunities for the covered companies, this data is not used as a strict benchmark, but rather as a market check for the recommendations made to our compensation committee. The compensation committee discusses the compensation recommendations made by our chief executive officer prior to their adoption.

The Compensation Committee considered fiscal year 2024 executive compensation on August 10, 2023 and November 2, 2023, considered fiscal year 2023 executive compensation on February 3, 2022, May 12, 2022, August 4, 2022, November 3, 2022 and February 1, 2023, and considered fiscal year 2022 executive compensation on February 4, 2021, May 6, 2021, August 5, 2021, December 8, 2021 and February 3, 2022. The material considered by the compensation committee also included the historical compensation and stock option awards made to each of our executive officers. As described in more detail below, the results of each executive’s annual management by objectives plan, including a comparison of performance and job description relative to achievement and potential, were reviewed and discussed.

The following table sets forth summary compensation information for our named executive officers for the fiscal years ended March 31, 2024, 2023 and 2022:

Summary Compensation Table

Name and Principal Position*	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
V. Gordon Clemons	2024	$81,232	(4)	$—	$—	$83,988	$—	$—	$204	$165,424
Chairman of the Board	2023	$81,286	(4)	$—	$—	$68,956	$—	$—	$393	$150,636
Former CEO	2022	$84,666	(4)	$—	$—	$45,859	$—	$—	$275	$130,800

Michael G. Combs	2024	$626,539		$—	$—	$—	$337,218	$—	$3,212	$966,969
CEO and President	2023	$625,777		$—	$—	$1,176,522	$284,755	$—	$3,012	$2,090,066
	2022	$578,547		$—	$—	$309,939	$529,864	$—	$2,394	$1,420,744

Mark E. Bertels (5)	2024	$274,371		$—	$—	$285,521	$151,905	$—	$2,773	$714,571
Executive V.P.,	2023	$260,253		$—	$—	$369,311	$103,749	$—	$2,537	$735,850
Risk Management Services	2022	$—		$—	$—	$—	$—	$—	$—	$—

Maxim Shishin	2024	$289,467		$—	$—	$250,405	$125,872	$—	$2,806	$668,549
Chief Information Officer	2023	$286,535		$—	$—	$74,198	$101,593	$—	$2,341	$464,667
	2022	$259,871		$—	$—	$244,105	$145,130	$—	$2,180	$651,286

Brandon T. O’Brien	2024	$273,743		$—	$—	$150,702	$80,701	$—	$2,777	$507,923
Chief Financial Officer	2023	$271,016		$—	$—	$65,996	$85,709	$—	$2,279	$424,999
	2022	$251,012		$—	$—	$176,497	$100,648	$—	$2,172	$530,329

Jennifer L. Yoss	2024	$201,736		$—	$—	$121,232	$43,897	$—	$2,364	$369,229
V.P., Accounting	2023	$196,020		$—	$—	$43,698	$48,071	$—	$2,142	$289,932
	2022	$178,162		$—	$—	$117,522	$58,071	$—	$1,880	$355,635

*	Each of the individuals listed above are referred to in the Proxy Statement as our “named executive officers.”
(1)

The fair value of option awards shown are calculated in accordance with ASC 718 and ASU 2016-09, Compensation—Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year for awards that are not based on performance conditions. The value of performance awards is based on the probable outcome of the performance conditions as of the grant date. Refer to Note 3, Stock Options and Stock-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed May 24, 2024 for the relevant assumptions used to determine the valuation of our option awards. The options granted to V. Gordon Clemons were made for services rendered as an executive officer role as Chairman of the Board.

(2)

The amounts included for fiscal year 2024 reflect the value of cash incentive plan awards earned by the executives based on the achievement of management by objectives (“MBOs”) established for calendar year 2023 that were paid during fiscal year 2024. The amounts included for fiscal year 2023 reflect the value of cash incentive plan awards earned by the executives based on the achievement of MBOs established for calendar year 2022 that were paid during fiscal year 2023. The amounts included for fiscal year 2022 reflect the value of cash incentive plan awards earned by the executives based on the achievement of MBOs established for calendar year 2021 MBOs, but their payment was deferred and paid in the June 2022 quarter of fiscal year 2023. For additional information about the annual cash incentive plan awards, see the section entitled “Principal Elements of Executive Compensation—Annual Cash Incentive Awards Plan.”

(3)

Includes matching contributions by us under our 401(k) savings plan and annual premiums paid by us for the purchase of group term life insurance in an amount equal to each executive officer’s annual salary as follows (the amounts for V. Gordon Clemons were in connection with services in his executive officer role as Chairman of the Board):

	Fiscal Year	CorVel Contribution to Section 401(k) Plan	CorVel-Paid Life Insurance Premiums
V. Gordon Clemons	2024	$158	$46
	2023	$163	$231
	2022	$168	$106

Michael G. Combs	2024	$2,250	$962
	2023	$2,050	$962
	2022	$1,950	$444

Mark E. Bertels (5)	2024	$2,250	$523
	2023	$2,050	$487
	2022	$—	$—

Maxim Shishin	2024	$2,250	$556
	2023	$1,942	$399
	2022	$1,950	$230

Brandon T. O’Brien	2024	$2,250	$527
	2023	$2,025	$254
	2022	$1,950	$222

Jennifer L. Yoss	2024	$1,976	$389
	2023	$1,953	$189
	2022	$1,720	$160

(4)

During fiscal year 2024, Mr. V. Gordon Clemons received compensation of $72,000 for serving as a director on the Board and $9,232 as salary for services in his executive officer role as Chairman of the Board. During fiscal year 2023, Mr. V. Gordon Clemons received compensation of $72,000 for serving as a director on the Board and $9,286 as salary for services in his executive officer role as Chairman of the Board. During fiscal year 2022, Mr. V. Gordon Clemons received compensation of $74,000 for serving as a director on the Board and $10,666 as salary for services in his executive officer role as Chairman of the Board.

(5)

Mr. Bertels was promoted to Executive Vice President, Risk Management Services on April 1, 2022. Because Mr. Bertels was not a named executive officer for fiscal year 2022, his compensation for fiscal year 2022 is not shown.

Principal Elements of Executive Compensation

Base Salary

In determining executive compensation, we take into account overall expense control. The Board approves initial annual base salary for newly hired executive officers based on comparable survey data as referenced above. Our compensation committee reviews all executive officer base salaries annually in connection with the compensation recommendations made by our chief executive officer, taking into account both updated peer group data in the public domain and individual performance during the previous year. We believe that adjustments should be made to base salary both to reflect market changes and to reward high performance within the confines of overall expense control. The Company provides base salaries for our executive officers on a fixed minimum level of compensation for services rendered during the year, and relies on cash incentive awards to incentivize executive officers to exceed performance objectives.

At our 2023 annual meeting of stockholders, our stockholders expressed strong support for our compensation programs and the compensation of our named executive officers, with approximately 91.6% approval rate for our executive officer Say-on-Pay resolution. In light of this support, the Company’s continued strong performance and the continuing success of our compensation programs, the compensation committee made no significant changes to the overall design of our compensation program during fiscal years 2022, 2023 or 2024. The compensation committee continuously endeavors to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.

Each of our executive officers, other than our chief executive officer, undergoes an annual performance review with our chief executive officer, and during that review develops an individual performance development plan for the upcoming year. In general, these objectives vary for each named executive officer based on his or her individual responsibilities and the business function of the group that he or she manages, and includes one or more quantitative or qualitative financial or strategic measure, including earnings per share, revenue targets, product development and implementation, customer satisfaction and acceptance, strategic planning and development, operations excellence and efficiency and productivity. In reviewing past performance, the chief executive officer and the executive officer will compare actual performance during the review year to the objectives set at the beginning of the year, taking into account other factors that may not have been anticipated when the objectives were first set. In setting objectives for the upcoming year, the chief executive officer and the executive officer will typically consider not only corporate objectives, but also the executive officer’s short and long-term career objectives. To assist our compensation committee in reviewing executive officer performance in fiscal year 2023 for fiscal year 2024 compensation purposes, in fiscal year 2022 for fiscal year 2023 compensation purposes, and in fiscal year 2021 for fiscal year 2022 compensation purposes, our chief executive officer provided the compensation committee with his analysis of the performance and potential of each executive officer ranked against each other executive officer, and made recommendations based on how well each executive officer executed on his or her individual performance development plan while also taking into account external market survey data, as discussed above. The compensation committee made the final determination of the compensation paid to executive officers.

Decisions to adjust base salaries for fiscal year 2024 were made by the Compensation Committee on February 1, 2023, decisions to adjust base salaries for fiscal year 2023 were made by the Compensation Committee on February 3, 2022, decisions to adjust fiscal year 2022 were made by the compensation committee on February 4, 2021, and all such adjustments took effect on each executive officer’s respective compensation adjustment anniversary date.

As part of his continued commitment to ongoing expense control, Mr. Clemons declined salary increases for fiscal years 2021 through 2023 other than increases to cover the normal increases in cost of Company-provided health and welfare benefits. In response to the COVID-19 pandemic, voluntarily reduced his base salary to an amount just covering the cost of Company-provided health and welfare benefits. Mr. Combs’ base salary increased between 3.9% and 4.5% during each of the 2022, 2023 and 2024 fiscal years. Mr. Bertels’ base salary increased by 5.4% during the 2023 and 2024 fiscal years. Mr. Bertels was not a named executive officer for fiscal year 2022. Mr. Shishin’s base salary increased between 3.9% and 6.2% during each of the 2022, 2023 and 2024 fiscal years. Mr. O’Brien’s base salary increased between 3.9% to 5.0% during the 2022, 2023 and 2024 fiscal years. Ms. Yoss’ base salary increased between 5.5% and 5.7% during the 2022, 2023 and 2024 fiscal years.

Annual Cash Incentive Awards Plan

To reinforce the attainment of our goals, we believe that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. In parallel with its review of base salaries for executive officers, the compensation committee considers the design and structure of the executive officer annual incentive awards plan. We use annual performance-based cash incentive awards to motivate our executives to meet or exceed our Company-wide short-term performance objectives. Cash incentive amounts for each executive officer are determined by the compensation committee based on the recommendation of our chief executive officer. Although we have a March 31 fiscal year end, we have calendar year budgets and annual cash incentive plans which are based on the calendar year. Cash incentive awards to the Chief Executive Officer and the other named executive officers are shown in the “Non Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Annual cash incentive plan awards are designed to reward personal contributions to our success and are earned under a structured formula. Each executive has some portion of his or her annual bonus measured against individual management by objective goals, or MBOs, established for that person, which, depending on the executive officer, include revenue growth, national sales and regional vice president management, implementation, planning and strategy for software development and information technology infrastructure, and adherence to company-wide internal financial reporting and controls. The maximum amount that any executive may earn based on the MBO element is variable, with full achievement of MBOs resulting in an expected 70% payout and increasing up to a 100% payout for achievement exceeding established MBOs. For executive officers with operations responsibilities, this element comprises a lesser percentage of the annual incentive award for the individual, and for executive officers with corporate staff responsibilities, it comprises a greater percentage of the annual incentive award. We expect that the MBOs for our executive officers will be difficult to achieve. Based on Mr. Clemons’ own request, there were no MBOs established for him when he served as our chief executive officer.

The calendar year 2021 MBOs for Mr. Combs included increasing revenue from CERIS group health and bill review services, executive management and field operation team development, continue refinement of the strategic and operations management of internal management, and ongoing involvement in marketplace sales efforts. Mr. Comb’s bonus opportunity was targeted at 75% of his base salary with the ability to achieve up to 100%, and was 75% dependent on achieving overall financial performance and 25% dependent on his contributions toward achieving his calendar year 2021 MBOs. Mr. Combs attained 71.0% of his calendar year 2021 bonus opportunity and hence, received a bonus of 92.6% of his base salary in an amount equal to $529,864 in fiscal year 2022.

The calendar year 2022 MBOs for Mr. Combs included expansion of CERIS sales team, products and services to diversify CERIS customer base, develop leadership and bench-strength of executive team and continue involvement in the marketplace through sales visits and other market-facing activities. Mr. Comb’s bonus opportunity was targeted at 75% of his base salary with the ability to achieve up to 100%, and was 75% dependent on achieving overall financial performance and 25% dependent on his contributions towards achieving his calendar year 2022 MBOs. Mr. Combs attained 48% of his calendar year 2022 bonus opportunity and hence, received a bonus of 47.8% of his salary in an amount equal to $284,755 in fiscal year 2023.

The calendar year 2023 MBOs for Mr. Combs included increasing sales for new and existing CERIS and carrier customers, expanding the CERIS DRG service offering, and improving margins within the claims administration business. Mr. Comb’s bonus opportunity was targeted at 75% of his base salary with the ability to achieve up to 100%, and was 75% dependent on achieving overall financial performance and 25% dependent on his contributions towards achieving his calendar year 2023 MBOs. Mr. Combs attained 54% of his calendar year 2023 bonus opportunity and hence, received a bonus of 54.37% of his salary in an amount equal to $337,218 in fiscal year 2024.

The calendar year 2024 MBOs for Mr. Combs will include increasing profitability by CERIS, implementation of generative AI processes and business development. Mr. Comb’s bonus opportunity will be targeted at 75% of his base salary with the ability to achieve up to 100%, which will be 75% dependent on achieving overall financial performance and 25% dependent on his contributions towards achieving his calendar year 2024 MBOs.

The calendar year 2022 MBOs for Mr. Bertels included right sizing the operations teams while implementing processes and procedures to maintain quality and consistent results. Mr. Bertel’s bonus opportunity was targeted at 50% of his base salary with the ability to achieve up to 75%, which was 65% dependent on achieving overall financial performance and 10% dependent on his contributions towards achieving his calendar year 2022 MBOs. Mr. Bertels attained 58% of his calendar year 2022 bonus opportunity and hence, received a bonus of 43.8% of his salary in an amount equal to $103,749 in fiscal year 2023. Mr. Bertels was promoted to Executive Vice President, Risk Management Services on April 1, 2022. Because Mr. Bertels was not a named executive officer for fiscal year 2022, his compensation for that year is not shown.

The calendar year 2023 MBOs for Mr. Bertels included achieving key financial, production and quality metrics across claims administration, bill review and case management service lines, improving client retention, and capturing missed opportunity revenue. Mr. Bertel’s bonus opportunity was targeted at 50% of his base salary with the ability to achieve up to 75%, and was 65% dependent on achieving overall financial performance and 10% dependent on his contributions towards achieving his calendar year 2023 MBOs. Mr. Bertels attained 76% of his calendar year 2023 bonus opportunity and hence, received a bonus of 56.65% of his salary in the amount equal to $151.905 in fiscal year 2024.

The calendar year 2024 MBOs for Mr. Bertels will include establishing operational metrics across billing, bill review and case management services lines and improving client retention. Mr. Bertels’ bonus opportunity will be targeted at 50% of his base salary, with the ability to achieve up to 75%, which will be 65% dependent on achieving field profit goals and 10% toward achieving his calendar year 2024 MBOs.

The calendar year 2021 MBOs for Mr. Shishin included strategic IT projects within network solutions, enterprise compensation, case management, machine learning and output of development. Mr. Shishin’s bonus opportunity was targeted at 50% of his base salary up to a maximum of 60% of his base salary, with 30% of his bonus opportunity dependent on overall financial performance and 67% dependent on his contribution towards achieving his calendar year 2021 MBOs. Mr. Shishin attained 19.3% of his calendar year 2021 bonus opportunity and, hence, received 56.4% of his base salary in an amount equal to $145,130 in fiscal year 2022.

The calendar year 2022 MBOs for Mr. Shishin included enhancements to network solutions, enterprise compensation, case management, cloud migration and increase in network solutions development. Mr. Shishin’s bonus opportunity was targeted at 50% of his base salary with the ability to achieve up to 60%, with 33% of his bonus opportunity dependent on achieving overall financial performance and 67% dependent on his contributions towards achieving his calendar year 2022 MBOs. Mr. Shishin attained 62% of his calendar year 2022 bonus opportunity and hence, received a bonus of 37.4% of his salary in an amount equal to $101,593 in fiscal year 2023.

The calendar year 2023 MBOs for Mr. Shishin included enhancing network solutions and enterprise compensation, optimizing CERIS DRG program, and deploying text messaging for specific business use. Mr. Shishin’s bonus opportunity was targeted at 50% of his base salary with the ability to achieve up to 60%, with 20% of his bonus opportunity dependent on achieving overall financial performance and 40% dependent on his contributions towards achieving his calendar year 2023 MBOs. Mr. Shishin attained 73% of his calendar year 2023 bonus opportunity and hence, received a bonus of 44% of his salary in an amount equal to $125,872 in fiscal year 2024.

The calendar year 2024 MBOs for Mr. Shishin will include improving functionality of CIQ, improve effectiveness and efficiency of NS program and build a CAT environment. Mr. Shishin’s bonus opportunity will be targeted at 50% of his base salary, with the ability to achieve up to 60%, with 20% of his bonus opportunity dependent on achieving overall financial performance and 40% dependent on his contributions towards achieving his calendar year 2024 MBOs.

The calendar year 2021 MBOs for Mr. O’Brien included developing financial performance measures that support the Company’s strategic direction through CogencyIQ, strategic capital allocation and planning, Symbeo product and revenue enhancement and invoicing initiatives. Mr. O’Brien’s bonus opportunity was targeted at 40% of his base salary up to a maximum of 50% of his base salary, with 50% of his bonus opportunity dependent on overall financial performance and 50% dependent on his contribution toward achieving his calendar year 2021 MBOs. Mr. O’Brien attained 23.9% of the calendar year 2021 opportunity and, hence, received a bonus of 40.5% of his base salary in an amount equal to $100,647 in fiscal year 2022.

The calendar year 2022 MBOs for Mr. O’Brien included macro and micro-level insight into the organization’s financial health, industry pricing expertise and invoicing/profit growth initiatives. Mr. O’Brien’s bonus opportunity was targeted at 40% of his base salary with the ability to achieve up to 50%, with 50% of his bonus opportunity dependent on achieving overall financial performance and 50% dependent on his contributions towards achieving his calendar year 2022 MBOs. Mr. O’Brien attained 66% of his calendar year 2022 opportunity and, hence, received a bonus of 33.2% of his salary in an amount equal to $85,709 in fiscal year 2023.

The calendar year 2023 MBOs for Mr. O’Brien included increasing insight into the organization’s financial health, automating financial processes, leveraging CogencyIQ service offerings, and identifying and addressing revenue leakage opportunities. Mr. O’Brien’s bonus opportunity was targeted at 40% of his base salary with the ability to achieve up to 50%, with 50% of his bonus opportunity dependent on achieving overall financial performance and 50% dependent on his contributions towards achieving his calendar year 2023 MBOs. Mr. O’Brien attained 50% of his calendar year 2023 opportunity and, hence, received a bonus of 29.83% of his salary in an amount equal to $80,701 in fiscal year 2024.

The calendar year 2024 MBOs for Mr. O’Brien will include generating CERIS profitability analysis and leading metrics, enhancing organization’s P&C financial health and business processes. Mr. O’Brien’s bonus opportunity will be targeted at 40% of his base salary with the ability to achieve up to 50%, with 50% of his bonus opportunity dependent on achieving overall financial performance and 50% dependent on his contributions towards achieving his calendar year 2024 MBOs.

The calendar year 2021 MBOs for Ms. Yoss included invoicing initiatives to identify and address revenue leakage opportunities, enterprise accounting with human resources enhancement and Company key personnel development. Ms. Yoss’ bonus opportunity was targeted at 30% of her base salary up to a maximum of 40% of her base salary, with 50% of her bonus opportunity dependent on overall financial performance and 50% dependent on her contribution toward achieving her calendar year 2021 MBOs. Ms. Yoss attained 18.9% of the calendar year bonus opportunity and, hence, received a bonus of 33.1% of her base salary in the amount of $58,070 in fiscal year 2022.

The calendar year 2022 MBOs for Ms. Yoss included invoicing profit growth initiatives to identify and address revenue leakage, enterprise accounting and HR process enhancements, and company key personnel development. Ms. Yoss’ bonus opportunity was targeted at 30% of her base salary with the ability to achieve up to 40%, with 50% of her bonus opportunity dependent on achieving overall financial performance and 50% dependent on her contributions towards achieving her calendar year 2022 MBOs. Ms. Yoss attained 65% of the calendar year bonus opportunity and, hence, received a bonus of 25.9% of her salary in the amount of $48,071 in fiscal year 2023.

The calendar year 2023 MBOs for Ms. Yoss included identifying and addressing revenue leakage opportunities, enhancing the enterprise accounting and human resources systems, and developing key personnel. Ms. Yoss’ bonus opportunity was targeted at 30% of her base salary with the ability to achieve up to 40%, with 50% of her bonus opportunity dependent on achieving overall financial performance and 50% dependent on her contributions towards achieving her calendar year 2023 MBOs. Ms. Yoss attained 55% of the calendar year bonus opportunity and, hence, received a bonus of 22.07% of her salary in the amount of $43,897 in fiscal year 2024.

The calendar year 2024 MBOs for Ms. Yoss will include providing insight into the organization’s financial health, enhancing financial health and accounting systems and development of key personnel. Ms. Yoss’ bonus opportunity will be targeted at 30% of her base salary with the ability to achieve up to 40%, with 50% of her bonus opportunity dependent on achieving overall financial performance and 50% dependent on her contributions towards achieving her calendar year 2024 MBOs.

Long-Term Equity-Based Incentive Awards

The goal of our long-term, equity-based incentive awards is to serve as a long-term staff retention vehicle by aligning the interests of our executive officers with our stockholders and providing each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The Compensation Committee, in conjunction with recommendations from our chief executive officer, administers our equity-based incentive plans for executive officers and determines the size of long-term, equity-based incentives according to each executive’s position, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the compensation committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, and the number of unvested stock option shares held by each individual at the time of any new grant. However, there is no set formula for determining the size of a stock option award. Our chief executive officer historically has made recommendations to the Board and compensation committee regarding the amount of stock options and other compensation to grant to our other named executives based upon his assessment of their performance and relevant survey data, and may continue to do so in the future. The Board and compensation committee takes such recommendations into account when it approves stock option grants. Our executive officers, however, do not make any determinations as to when stock options are granted. We do not require a minimum stock ownership by our executive officers, but the Compensation Committee considers an executive officer’s existing stock holdings relative to performance in determining the size of awards.

Under our Omnibus Incentive Plan, we have the ability to grant different forms of equity compensation, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. We have chosen to use stock options exclusively for purposes of providing long-term incentives because we believe they best align with our objectives of providing incentives that are commensurate with total stockholder return and employee retention. Stock options provide actual economic value to the executive officer if he or she remains employed by us during the vesting period, and then only if the market price of our shares appreciates over the option term. The fair value amounts shown for stock options in the Summary Compensation Table are calculated in accordance with ASC 718 and ASU 2016-09, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year for awards that are not based on performance conditions. Upon determination of probable outcome of the performance conditions, we record compensation expense for performance-based stock option awards based on the estimated fair value of the options on the grant date using the Black-Scholes option-pricing model. Consequently, stock options motivate executive officers by providing substantial upside compensation even though the entire amount of potential compensation is at risk. In the future, we may choose to grant different forms of equity compensation particularly if the use of such different forms of compensation become more prevalent at companies with which we compete or from which we intend to recruit personnel. Other factors that may lead us to provide different forms of equity compensation include, but are not limited to, the executives’ perceived value of one form of equity compensation over another, the potential effect of stockholder dilution, and the financial statement cost of one form of equity compensation over the other.

Under our ESPP, we also provide eligible employees who work more than 25 hours per week with the ability to purchase shares of Common Stock, through payroll deduction, at a pre-determined discount to the closing price at the end of a six-month purchase period. For fiscal years 2024, 2023 and 2022, the Board set the maximum permitted payroll deduction for the purposes of the ESPP at 20% of salary, and set the pre-determined discount at 5% of the closing price at the end of the purchase period.

Stock options provided to executive officers are typically granted pursuant to action by unanimous written consent of the Compensation Committee executed by the compensation committee members in person on the same day as each regularly scheduled quarterly meeting of the Board in conjunction with ongoing review of each executive officer’s individual performance, unless the executive officer is a new hire or other individual performance considerations are brought to the attention of our Compensation Committee during the course of the year. Such meetings are usually scheduled well in advance of the meeting, without regard to earnings or other major announcements by us. We intend to continue this practice of approving stock-based awards concurrently with regularly scheduled meetings, unless earlier approval is required for new hires, new performance considerations or retention purposes, regardless of whether or not the Board or Compensation Committee knows material non-public information on such date. We have not timed, nor do we intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. The grant date of our stock options is the date the Board or compensation committee meets to approve such stock option grants, which also is the date our Compensation Committee executes its action by unanimous written consent regarding such approval. In accordance with our Omnibus Incentive Plan, the exercise price of all options is set at the closing price of our common stock as reported by the Nasdaq Global Select Market on the day of grant.

The following table sets forth certain information regarding option grants made to our named executive officers during fiscal year 2024.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)	Percentage change in the closing market
price of the securities underlying the award
between the trading day ending immediately
prior to the disclosure of material nonpublic
information and the trading day beginning
immediately following the disclosure of
					material nonpublic information
V. Gordon Clemons	—	—	—	—	—
Michael G. Combs	—	—	—	—	—
Mark E. Bertels	11/2/2023	3,500	200.55	250,530	2.4%
Maxim Shishin	11/2/2023	3,000	200.55	214,740	2.4%
Brandon T. O’Brien	11/2/2023	1,750	200.55	125,265	2.4%
Jennifer L. Yoss	11/2/2023	1,500	200.55	107,370	2.4%

Material terms of options granted to our named executive officers in fiscal years 2024, 2023 and 2022 typically included: (a) exercise price equal to the closing market value as quoted by Nasdaq on the date of grant; (b) vesting of 25% one year from the grant date and then continued vesting in a series of 36 equal monthly installments over the remaining balance of the four-year period, contingent on the executive officer’s continued service; (c) a term no longer than five years from the date of grant; and (d) to the extent not already exercisable, the options become exercisable in full on an accelerated basis upon (i) a sale of assets, (ii) a merger in which we do not survive or (iii) a reverse merger in which we survive but ownership of 50% or more of the voting power of our stock is transferred, unless the option is assumed or replaced with a comparable option by the successor corporation. For fiscal year 2022, Mr. Combs was awarded stock options grants with time-vesting and performance vesting provisions. Although stock options granted to our executive officers typically contain time-vesting provisions in each of the fiscal years 2024, 2023 and 2022, our compensation committee awarded stock options with performance vesting provisions to Messrs. Bertels, O’Brien, Shishin and Ms. Yoss, all of which will vest based on the achievement of certain performance criteria, approved by our Board and compensation committee, relating to earnings growth.

We do not publicly disclose the specific performance target levels and related criteria because they constitute highly confidential commercial or financial information. We believe that such target levels and related criteria are not material and that disclosing them would provide competitors with insights into our operational strategy and would therefore cause us substantial competitive harm. We believe the performance targets approved by our Board and Compensation Committee are fairly difficult to achieve. We decided to grant the performance-based stock options as part of our decision to pursue a compensation strategy of aligning equity compensation with our earnings and revenue performance. On June 6, 2018, our Compensation Committee, in exercising its discretionary authority pursuant to the terms of all of our outstanding performance stock options, including those held by our officers, amended such stock options granted since 2015 to adjust upward all of the target earnings per share amounts. Our Compensation Committee made such adjustments because it deemed them equitable to recognize the anticipated impact of the changes in tax laws under the Tax Cuts and Jobs Act that was signed into law on December 22, 2017. Subsequently, on August 21, 2020, our Compensation Committee, in exercising its discretionary authority pursuant to the terms of all of our outstanding performance stock options granted in 2018 and 2019, including those granted to our officers, amended such stock options to adjust downward the target earnings per share amounts for calendar year 2020. Our Compensation Committee made such adjustments because it deemed them equitable to recognize the extraordinary circumstances surrounding COVID-19. The amendments to the vesting targets did not result in any change to the exercise price or any other terms of such performance stock options.

In fiscal year 2024, we granted stock options awards for 56,650 shares to all full-time employees, including 11,300 shares to executive officers, or less than 0.33% of our outstanding common stock. In fiscal year 2023, we granted stock options awards for 155,800 shares to all full-time employees, including 47,050 shares to executive officers, or less than 0.90% of our outstanding common stock. In fiscal year 2022, we granted stock options awards for 130,200 shares to all full-time employees, including 19,900 shares to executive officers, or less than 0.74% of our outstanding common stock. Options granted to our executive officers were all approved by unanimous written consent of our Compensation Committee members in person on the same day as the regularly scheduled Board meeting on such date. The stock option grants received by executive officers in each of the fiscal years 2024, 2023 and 2022 were granted for incentive purposes.

Clawback and Forfeiture Policy

We have adopted a Clawback and Forfeiture Policy for compliance with Section 10D and Rule 10D-1 of the Exchange Act, effective August 10, 2023, under which we will seek recoupment or reimbursement with respect to incentive-based compensation (as that term is definsed under the clawback policy) paid or awarded to our executive officers when (i) the payment or award (or the vesting of such award) was based upon the achievement of financial results, as reported in a Form 10-Q, Form 10-K or other report filed with the SEC, that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws; (ii) such incentive-based compensation was received within the three completed fiscal years immediately preceding the date on which we are required to prepare a restatement as defined under the clawback policy; and (iii) the Audit Committee, in its sole discretion exercised in good faith, determines that a lower payment or award would have been made to such executive officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results. Under the clawback policy, the restatement does not need to be the result of misconduct by the executive officers for the recoupment to apply.

The following table provides information on equity awards granted in fiscal year 2024 to each of our named executive officers.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)/sh (2)	Grant Date Fair Value of Option Awards ($) (2) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
V. Gordon Clemons	8/10/2023	—	—	—	—	—	—	—	750	$222.26	$83,988
Chairman

Michael G. Combs	—	—	—	—	—	—	—	—	—	$—	$—
CEO and President

Mark E. Bertels	8/10/2023	—	—	—	—	—	—	—	500	$222.26	$39,705
Executive V.P. Risk	11/2/2023	—	—	—	—	—	3,500	—	—	200.55	245,817
Management Services

Maxim Shishin	8/10/2023	—	—	—	—	—	—	—	500	$222.26	$39,705
Chief Information Officer	11/2/2023	—	—	—	—	—	3,000	—	—	200.55	210,700

Brandon T. O’Brien	8/10/2023	—	—	—	—	—	—	—	350	$222.26	$27,793
Chief Financial Officer	11/2/2023	—	—	—	—	—	1,750	—	—	200.55	122,908

Jennifer L. Yoss	8/10/2023	—	—	—	—	—	—	—	200	$222.26	$15,882
Vice President, Accounting	11/2/2023	—	—	—	—	—	1,500	—	—	200.55	105,350

(1)	The targets for awards granted on November 2, 2023 will not be determinable until the completion of each of calendar years 2024, 2025 and 2026.
(2)

See Note 3, Stock Options and Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed May 24, 2024 for the relevant assumptions used to determine the valuation of our option awards.

(3)

The exercise price of the option award is equal to the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of grant. The option awarded to V. Gordon Clemons was for services in his executive officer role as Chairman of the Board.

The following table sets forth information about the outstanding equity awards held by each of our named executive officers as of March 31, 2024.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
V. Gordon Clemons	0	750	750		$222.26	8/10/2033	—	—	—	—
Chairman	250	750	1,000		163.61	8/4/2032	—	—	—	—
	646	354	1,000		151.94	8/12/2026	—	—	—	—
	275	125	400		52.69	4/30/2025	—	—	—	—

Michael G. Combs	4,214	13,600	17,814	(3)	$155.99	11/3/2027	—	—	—	—
CEO and President	3,438	4,062	7,500		148.89	5/12/2027	—	—	—	—
	1,520	1,600	3,120	(3)	197.16	12/8/2026	—	—	—	—
	1,417	583	2,000		119.48	5/6/2026
	1,927	573	2,500		103.31	2/4/2026	—	—	—	—
	275	125	400		52.69	4/30/2025	—	—	—	—

Mark E. Bertels	0	3,500	3,500	(3)	$200.55	11/2/2028	—	—	—	—
Executive V.P.,	0	500	500		222.26	8/10/2028	—	—	—	—
Risk Management	107	2,800	2,907	(3)	155.99	11/3/2027	—	—	—	—
Services	297	453	750		163.61	8/4/2027	—	—	—	—
	2,407	2,843	5,250		148.89	5/12/2027	—	—	—	—
	949	1,000	1,949	(3)	197.16	12/8/2026	—	—	—	—
	162	88	250		157.94	8/5/2026	—	—	—	—
	248	102	350		119.48	5/6/2026	—	—	—	—
	308	92	400		103.31	2/4/2026	—	—	—	—
	250	50	300		87.69	11/5/2025	—	—	—	—
	275	25	300		79.49	7/31/2025	—	—	—	—
	343	7	350		52.69	4/30/2025	—	—	—	—
	300	0	300		88.22	2/4/2025	—	—	—	—
	200	0	200		87.49	8/8/2024	—	—	—	—
							—	—	—	—

Maxim Shishin	0	3,000	3,000	(3)	$200.55	11/2/2028	—	—	—	—
Chief Information	0	500	500		222.26	8/10/2028	—	—	—	—
Officer	80	2,100	2,180	(3)	155.99	11/3/2027	—	—	—	—
	229	271	500		148.89	5/12/2027	—	—	—	—
	1,140	1,200	2,340	(3)	197.16	12/8/2026	—	—	—	—
	485	265	750		157.94	8/5/2026	—	—	—	—
	567	233	800		119.48	5/6/2026	—	—	—	—
	10,000	0	10,000	(3)	87.69	11/5/2025	—	—	—	—
	733	67	800		79.49	7/31/2025	—	—	—	—
	734	16	750		52.69	4/30/2025	—	—	—	—
	8,075	0	8,075	(3)	77.93	11/5/2024	—	—	—	—
	1,000	0	1,000		87.49	8/8/2024	—	—	—	—

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brandon T. O’Brien	0	1,750	1,750	(3)	$200.55	11/2/2028	—	—	—	—
Chief Financial	0	350	350		222.26	8/10/2028	—	—	—	—
Officer	67	1,750	1,817	(3)	155.99	11/3/2027	—	—	—	—
	229	271	500		148.89	5/12/2027	—	—	—	—
	949	1,000	1,949	(3)	197.16	12/8/2026	—	—	—	—
	531	219	750		119.48	5/6/2026	—	—	—	—
	3,300	0	3,300	(3)	87.69	11/5/2025	—	—	—	—
	20	42	62		79.49	7/31/2025	—	—	—	—
	17	8	25		52.69	4/30/2025	—	—	—	—
Jennifer L. Yoss	0	1,500	1,500	(3)	$200.55	11/2/2028	—	—	—	—
Vice President,	0	200	200		222.26	8/10/2028	—	—	—	—
Accounting	47	1,225	1,272	(3)	155.99	11/3/2027	—	—	—	—
	138	162	300		148.89	5/12/2027	—	—	—	—
	665	700	1,365	(3)	197.16	12/8/2026	—	—	—	—
	248	102	350		119.48	5/6/2026	—	—	—	—
	2,000	0	2,000	(3)	87.69	11/5/2025	—	—	—	—
	275	25	300		79.49	7/31/2025	—	—	—	—
	294	6	300		52.69	4/30/2025	—	—	—	—

(1)	Options become exercisable for 25% of the option shares one year from the grant date and thereafter the remaining shares become exercisable in 36 equal monthly installments.
(2)	The expiration date of each option award is five years after the date of grant.
(3)	Options become exercisable based on achievement of certain performance criteria related to earnings growth.

The following table provides the number of shares of common stock acquired during fiscal year 2024 by our named executive officers upon the exercise of stock options or the vesting of stock awards.

Option Exercises and Stock Vested

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
V. Gordon Clemons	5,600	$1,041,544	—	—
Chairman of the Board
Former CEO
Michael G. Combs	26,600	$4,120,836	—	—
CEO and President
Mark E. Bertels	750	$112,745	—	—
Executive VP, Risk Management Services
Maxim Shishin	6,646	$1,015,703	—	—
Chief Information Officer
Brandon T. O’Brien	9,054	$1,388,183	—	—
Chief Financial Officer
Jennifer L. Yoss	1,900	$282,209	—	—
V.P., Accounting

(1)

The aggregate dollar value realized upon exercise is computed by multiplying the number of shares acquired at exercise by the difference between the market price of CRVL common stock and the exercise price of the options.

Perquisites

Our executives are entitled to the same perquisites as all employees and generally do not receive additional perquisites because they hold executive positions. All employees that participate in our 401(k) plan receive a discretionary matching contribution from us in an amount equal to a percentage of the employee’s first 8% of contribution as approved by our Board in its sole discretion on an annual basis. All full-time employees are eligible to participate in our ESPP, which in fiscal years 2024, 2023 and 2022 provided a 5% discount from market price on the last day of the purchase period. Our health and life insurance plans are the same for all employees. We typically offer reimbursement to newly hired executive officers for relocation costs.

Post-Employment Compensation

We do not provide pension arrangements, non-qualified deferred compensation, or post-retirement health coverage for our executives or employees. All full-time employees are eligible to participate in our 401(k) plan. In any plan year, the Board in its sole discretion decides whether or not to contribute to each participant’s account a matching contribution equal to a percentage of the first 8% of the participant’s compensation that has been contributed to the plan. All of our executive officers participated in the plan during fiscal years 2024, 2023 and 2022.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

Employment Contracts

We do not have employment contracts with any of our named executive officers other than Mr. Clemons. On January 26, 1988, we, along with Corstar Holdings, Inc. (formerly North Star), entered into an employment agreement with Mr. Clemons. The agreement became effective on February 15, 1988 and has an indefinite term. The agreement initially provided Mr. Clemons with an annual salary of $250,000, payable in semi-monthly installments, to be reviewed by the Compensation Committee annually. Mr. Clemons may terminate the agreement at any time on four months’ notice and we may terminate the agreement at any time with or without cause. If Mr. Clemons is terminated without cause, we are required to pay Mr. Clemons his salary for one year after such termination, less any other employment compensation received by Mr. Clemons during such one-year period. The Compensation Committee approved an increase in Mr. Clemons’ annual salary to $400,000, effective May 2, 2013.

In the event of a corporate change in control transaction, each outstanding stock option granted under the discretionary option grant program of our Omnibus Incentive Plan will automatically become exercisable as to all of the option shares immediately prior to the effective date of the corporate change in control transaction. However, no acceleration will occur if and to the extent: (a) such option is either to be assumed by the successor corporation or parent thereof or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (b) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the option spread existing at the time of the corporate change in control transaction and incorporating the same vesting schedule applicable to the option or (c) acceleration of such option is subject to other applicable limitations imposed by the compensation committee at the time of grant.

The Compensation Committee, as the administrator of our Omnibus Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding stock options held by any of our named executive officers in connection with certain changes in control or the subsequent termination of the officer’s employment following a change in control.

Summary Termination Table

The following table summarizes each executive officer’s present estimated entitlement to severance and the potential value of stock option acceleration upon a termination other than for cause, a termination within 60 days after a reduction in salary and a termination following a change in control, as if such termination occurred on March 31, 2024. The potential value of accelerated stock option vesting is based on the closing price of our stock on March 31, 2024 and is in addition to the value of vested stock options shown in the “Option Exercises and Stock Vested” table above. These termination provisions were individually negotiated with Mr. Clemons for recruitment and retention purposes.

	Termination Other than for Cause-No Change of Control		Termination within 60 days after Reduction in Salary		Termination after a Change in Control
Name	Cash	Value of Accelerated Option Vesting	Cash	Value of Accelerated Option Vesting	Cash	Value of Accelerated Option Vesting (1)	Number of Shares Subject to Accelerated Vesting
V. Gordon Clemons	$—	$—	$—	$—	$—	$154,381	1,171
Michael G. Combs	—	—	—	—	—	$1,511,741	12,791
Mark E. Bertels	—	—	—	—	—	$733,642	5,846
Maxim Shishin	—	—	—	—	—	$3,953,088	23,043
Brandon T. O’Brien	—	—	—	—	—	$757,556	5,113
Jennifer L. Yoss	—	—	—	—	—	$562,923	3,667

(1)

Represents the value of “in the money” accelerated options that vest upon termination other than for cause as of March 28, 2024, which was the last trading day of the Company’s fiscal year ended March 31, 2024, as if exercised at $262.96 which was the closing price of our stock on that date.

We believe that the payment of compensation and the acceleration of unvested options in these circumstances is a common practice in comparable companies, and is justifiable from both a recruitment and retention perspective. We also believe that the amount of severance is within the range typically seen in comparable companies, and that we would experience difficulties attracting and retaining executives in the absence of severance arrangements that are at least as attractive as those that we offer.

Chief Executive Officer Pay Ratio

For the fiscal year ended March 31, 2024:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $58,447; and

•	the annual total compensation of our CEO was $966,969.

Based on this information, for fiscal 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 17:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

As permitted by SEC rules, to identify our median employee, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for fiscal 2024 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in fiscal 2024, and the value of equity awards granted to our employees in fiscal 2024. Further, we used March 31, 2024 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population.

Based on this approach, we selected the individual who represented the median employee. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our Summary Compensation Table.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between “compensation actually paid” to our named executive officers (“
NEOs
”) and certain of our financial performance metrics. Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by our NEOs, but rather are amounts calculated pursuant to SEC rules that include, among other things, the year-over-year changes in the “fair value” of unvested equity-based awards. Additional information regarding our variable compensation philosophy, the structure of our compensation program, and compensation decisions made this year is described in the section entitled “
Compensation Discussion and Analysis
.”
Pay Versus Performance Table
The following table provides information regarding “compensation actually paid” for our Chief Executive Officer and President, who is our principal executive officer (“
PEO
”), and our other NEOs for each of our fiscal years ended March 31, 2024, 2023, and 2022 and our financial performance for each such fiscal year:

					Value of Initial $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) ($)	Total Stockholder Return ($)	Peer Group Total Stockholder Return (3) ($)	Net Income (in millions) ($)	Earnings per Share ($)
2024	966,969	1,901,252	485,139	1,937,349	256	85	76,252	4.40
2023	2,090,066	3,389,141	413,594	2,313,754	349	116	66,365	3.77
2022	1,420,744	4,464,818	482,747	5,014,662	309	124	66,410	3.66
2021	1,510,130	3,728,177	467,858	3,419,311	188	149	46,356	2.55

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our other NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Fiscal Year	PEO	Non-PEO NEOs
2024	Michael G. Combs	V. Gordon Clemons, Mark E. Bertels, Maxim Shishin, Brandon T. O’Brien, Jennifer L. Yoss
2023	Michael G. Combs	V. Gordon Clemons, Mark E. Bertels, Maxim Shishin, Brandon T. O’Brien, Jennifer L. Yoss
2022	Michael G. Combs	V. Gordon Clemons, Diane J. Blaha, Maxim Shishin, Brandon T. O’Brien, Jennifer L. Yoss
2021	Michael G. Combs	V. Gordon Clemons, Diane J. Blaha, Maxim Shishin, Brandon T. O’Brien, Jennifer L. Yoss

(2)
The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO
NEOs:

	2024		2023		2022		2021
	PEO ($)	Average for Non- PEO NEOs ($)	PEO ($)	Average for Non- PEO NEOs ($)	PEO ($)	Average for Non- PEO NEOs ($)	PEO ($)	Average for Non- PEO NEOs ($)
Deduction for Change in the Actuarial Present Values (as reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table)	—	—	—	—	—	—	—	—

Increase for Service Cost for Benefit Plans	—	—	—	—	—	—	—	—

Increase for Prior Service Cost for Benefit Plans	—	—	—	—	—	—	—	—

Deduction for Amounts Reported in the “Stock Awards” Column in the Summary Compensation Table	—	—	—	—	—	—	—	—

Deduction for Amounts Reported in the “Option Awards” Column in the Summary Compensation Table	—	178,369	1,176,522	148,254	309,939	150,374	543,248	174,865

Increase for Fair Value of Awards Granted during Covered Fiscal Year that Remain Outstanding and Unvested as of Covered Fiscal Year End (a)	—	676,067	—	—	—	—	77,425	—

Increase for Vesting Date Fair Value of Awards Granted during Covered Fiscal Year that Vested during the Fiscal Year	—	—	—	—	—	—	—	—

Increase (deduction) for Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Covered Fiscal Year End (b)	701,539	565,128	2,387,906	1,917,315	1,780,517	2,759,634	1,802,464	2,286,279

	2024		2023		2022		2021
	PEO ($)	Average for Non- PEO NEOs ($)	PEO ($)	Average for Non- PEO NEOs ($)	PEO ($)	Average for Non- PEO NEOs ($)	PEO ($)	Average for Non- PEO NEOs ($)

Increase (deduction) for Change in Vesting Date Fair Value of Awards Granted during Prior Fiscal Years that Vested during Covered Fiscal Year Compared to Fair Value of Awards as of Prior Fiscal Year End (c)	232,744	389,384	90,528	138,017	1,573,496	1,922,655	912,931	878,058

Deduction for Fair Value of Awards Granted during Prior Fiscal Year that were Forfeited during Covered Fiscal Year, Determined as of Prior Fiscal Year End	—	—	(2,836)	(6,918)	—	—	(31,525)	(38,019)

Increase for Dividends or Other Earnings Paid during Covered Fiscal Year Prior to Vesting Date	—	—	—	—	—	—	—	—

Increase based on Incremental Fair Value of Awards Modified during Covered Fiscal Year	—	—	—	—	—	—	—	—

Total Adjustments	$934,283	$1,452,209	$1,299,075	$1,900,160	$3,044,074	$4,531,915	$2,218,047	$2,951,453

(a)	The fair value amounts are calculated in accordance with ASC Topic 718 Compensation—Stock Compensation (“ASC 718”), determined as of the covered fiscal year end.

(b)	The fair value amounts are determined based on the change in fair value from the prior fiscal year end to the covered fiscal year end calculated in accordance with ASC 718.

(c)	The fair value amounts are determined based on the change in fair value from the prior fiscal year end to the vesting date calculated in accordance with ASC 718.

(3)	The peer group used for this purpose is the Nasdaq Healthcare Services Index.
Financial Performance Measures
As described in greater detail in the section entitled “
Compensation Discussion and Analysis
,” our executive compensation program reflects a variable compensation philosophy. The metrics that we use for both our annual cash incentive awards and long-term, equity-based incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link “compensation actually paid” to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	earnings per share;

•	revenues; and

•	income before income taxes.
Relationship Between Compensation Actually Paid and Performance Measures
In accordance with SEC rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with our Company’s financial performance as measured by our TSR, our peer group TSR, our net income and our earnings per share:
Compensation Actually Paid Compared to Total Stockholder Return

Compensation Actually Paid Compared to Net Income

Compensation Actually Paid Compared to Earnings Per Share

DIRECTOR COMPENSATION

Principal Elements of Director Compensation

Director Compensation

Each non-employee director received an amount equal to $3,000 in fiscal year 2024 for each Board meeting attended in person, as well as reimbursement for all associated travel expenses, and $1,000 for each telephonic Board meeting and each in-person or telephonic committee meeting attended provided it was not in conjunction with a duly convened Board meeting. Other than the Chairman of the Audit Committee, who in fiscal year 2024 received $1,000 for each committee meeting attended and an annual retainer of $4,000 for other services performed in his capacity as Chairman of the Audit Committee, the non-employee directors did not receive fees for any other director services during fiscal year 2024. These amounts were determined and approved during a telephonic meeting held on April 24, 2006, by the Nomination and Governance Committee based on their prior experience and ratified by the Compensation Committee. In the future, any adjustments to non-employee director compensation will be approved by the Compensation Committee. Our Chairman of the Board, V. Gordon Clemons, received $72,000 in fiscal year 2024 for director services, including attending Board meetings.

Pursuant to the change to our Omnibus Incentive Plan approved by stockholders at our 2011 annual stockholders meeting, the Board eliminated the automatic option grant program under the Omnibus Incentive Plan and replaced it with the discretionary option grant program for non-employee directors. Consequently, during fiscal year 2024 each non-employee director, Messrs. Hamerslag, Hoops, Jessup, Michael and Ms. Macino, received stock option grants for 500 shares on August 10, 2023 at an exercise price equal to the fair market value on such date. Each such grant has a maximum term of ten years measured from the grant date, and becomes exercisable in a series of four equal and successive installments over the optionee’s period of service on the Board, with the first such installment to become exercisable 12 months after the grant date. On the date of the Annual Meeting, the Compensation Committee expects to grant each non-employee director (other than Ms. Macino who is not standing for re-election as a member of the Board) a discretionary stock option to purchase 500 shares of common stock at an exercise price equal to the fair market value on such date. Each such grant will have a maximum term of ten years measured from the grant date, and will become exercisable in a series of four equal and successive installments over the optionee’s period of service on the Board, with the first such installment to become exercisable twelve months after the grant date.

The following table provides information regarding the total compensation that was granted or paid during fiscal year 2024 to each of our directors:

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
V. Gordon Clemons	$81,232	(1)	$—	$83,987	$—	$—	$1,426	(4)	$166,646
Steven J. Hamerslag	57,000		—	55,991	—	—	—		112,992
Alan R. Hoops	58,000		—	55,991	—	—	—		113,992
R. Judd Jessup	65,000		—	55,991	—	—	—		120,992
Jean H. Macino(5)	54,337		—	55,991	—	—	—		110,329
Jeffrey J. Michael	53,000		—	55,991	—	—	—		108,992

(1)

Consists of $72,000 of Board fees paid to V. Gordon Clemons as compensation for serving as a director on the Board and $9,232 paid to Mr. Clemons as salary for services in his executive officer role as Chairman of the Board.

(2)

The fair value of option awards shown is calculated in accordance with ASC 718 and ASU 2016-09, Compensation-Stock Compensation, and represents the aggregate grant date fair value of option awards granted during the year. See Note 3, Stock Options and Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed May 24, 2024, for the relevant assumptions used to determine the valuation of our option awards.

(3)

Aggregate option awards outstanding as of March 31, 2024, the last day of our most recent fiscal year, that have been granted to each of our non-employee directors are as follows: Mr. Hamerslag - 35,500 shares, Mr. Hoops - 35,500 shares, Mr. Jessup - 35,500 shares, Ms. Macino - 35,500 shares, and Mr. Michael - 35,500 shares. The option for 750 shares awarded to V. Gordon Clemons was for services in his executive officer role as Chairman of the Board.

(4)

Consists of $162 in matching contributions by us under our 401(k) savings plan and $1,264 in annual premiums paid by us for the purchase of group term life insurance, paid to V. Gordon Clemons for services in his executive officer role as Chairman of the Board.

(5)	Ms. Macino is not standing for re-election as a member of our Board.

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation paid in excess of $1.0 million to “covered employees” as defined under Section 162(m). Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, there was an exception to this $1.0 million deduction limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1.0 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year. Our Compensation Committee maintains a practice of considering the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, taking into account the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing stockholder value.

Compensation Committee Interlocks and Insider Participation

Messrs. Hoops and Michael, and Ms. Macino served as members of the Compensation Committee during fiscal year 2024. Mr. Michael is the President and Chief Executive Officer of Corstar Holdings, Inc., a beneficial owner of more than 10% of the outstanding shares of our common stock. No member of the Compensation Committee was, during fiscal year 2024, an employee or officer of ours or was formerly an officer of ours.

During fiscal year 2024, no current executive officer of ours served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s compensation discussion and analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement and incorporated by reference into the 2024 Annual Report.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed soliciting material or filed with the SEC or subject to Regulation 14A or 14C promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act. Notwithstanding CorVel’s incorporation of the foregoing report by reference into its Annual Report on Form 10-K, the foregoing report shall be deemed furnished in the 2024 Annual Report on and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of such furnishing.

Respectfully submitted,

Alan R. Hoops, Chair

Jean H. Macino

Jeffrey J. Michael

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of March 31, 2024, certain information concerning the shares of our Common Stock beneficially owned by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) each director or director nominee, (iii) each of our named executive officers (named in the section entitled “Summary Compensation Table” above), and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock beneficially owned by each of them. Unless otherwise indicated, the principal address of each of the stockholders below is c/o CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Jeffrey J. Michael 6640 Shady Oak Road, Suite 370 Eden Prairie, MN 55344	6,559,090	(2)	38.24%

Corstar Holdings, Inc. 6640 Shady Oak Road, Suite 370 Eden Prairie, MN 55344	6,344,036	(2)	37.04%

Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	1,905,935	(3)	11.13%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	1,459,423	(4)	8.52%

V. Gordon Clemons 5128 Apache Plume Road, Suite 400 Fort Worth, Texas 76109	1,223,534	(5)	7.15%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,132,437	(6)	6.61%

Steven J. Hamerslag	115,593	(7)	*

Alan R. Hoops	82,298	(8)	*

R. Judd Jessup	67,783	(9)	*

Jean H. Macino	36,285	(10)	*

Michael G. Combs	33,211	(11)	*

Maxim Shishin	23,761	(12)	*

Brandon T. O’Brien	12,490	(13)	*

Mark E. Bertels	7,022	(14)	*

Jennifer L. Yoss	4,277	(15)	*

Joanna M. Burkey	—	(16)	*

All current executive officers and directors as a group (11 individuals)	8,166,682	(17)	47.57%

*	Less than 1%
(1)

Applicable percentage ownership is based on 17,128,896 shares of Common Stock outstanding as of March 31, 2024. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Any securities not outstanding but which are subject to options exercisable within 60 days of March 31, 2024 are deemed outstanding and beneficially owned for the purpose of computing the percentage of outstanding Common Stock beneficially owned by any person holding such options but are not deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(2)

Includes 6,344,036 shares owned by Corstar (for which it shares the power to vote and dispose of these shares with Mr. Michael according to the Schedule 13G/A of Corstar filed February 9, 2024), 192,929 shares owned directly by Mr. Michael, a director of ours and of Corstar, and 22,125 shares subject to options held by Mr. Michael that are exercisable within 60 days of March 31, 2024. Mr. Michael is the President, Chief Executive Officer and a director of Corstar. In addition, Mr. Michael is the trustee of the Michael Family Grantor Trust (formerly Michael Acquisition Corporation Trust), which is the sole shareholder of Corstar. Based on the foregoing, Mr. Michael may be deemed to have beneficial ownership of the shares of our Common Stock held by Corstar. Mr. Michael disclaims such beneficial ownership except to the extent of any indirect pecuniary interest therein.

(3)

According to the Schedule 13G of Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”), filed on February 13, 2024, Kayne Anderson, in its capacity as investment advisor, has the sole power to vote 1,349,932 shares, shared voting power over 355,148 shares, sole power to dispose of 1,550,787 shares, and shared power to dispose of 355,148 shares.

(4)

According to the Schedule 13G/A of Blackrock, Inc. (“Blackrock”), filed on January 25, 2024, Blackrock, in its capacity as an investment advisor, has sole power to vote 1,436,613 shares and sole power to dispose of 1,459,423 shares.

(5)

According to the Schedule 13G/A of Mr. Gordon Clemons, filed on February 14, 2024, Mr. Clemons has sole power to vote and dispose of the shares. Mr. Clemons indirectly owns 1,223,534 shares and 1,338 shares are subject to options that are exercisable within 60 days of March 31, 2024.

(6)

According to the Schedule 13G/A of The Vanguard Group (“Vanguard”), filed on February 13, 2024, Vanguard, in its capacity as investment advisor, has shared power to vote 16,187 shares, sole power to dispose of 1,106,441 shares, and shared power to dispose of 25,996 shares.

(7)	Consists of 111,468 shares owned indirectly through his family trust, and 4,125 shares subject to options held by Mr. Hamerslag that are exercisable within 60 days of March 31, 2024.
(8)	Includes 60,173 shares owned indirectly by Mr. Hoops through his irrevocable family trust and 22,125 shares subject to options held by Mr. Hoops that are exercisable within 60 days of March 31, 2024.
(9)	Includes 45,408 shares owned directly by Mr. Jessup and 22,375 shares subject to options that are exercisable within 60 days of March 31, 2024.
(10)

Includes 14,160 shares owned directly by Ms. Macino and 22,125 shares subject to options that are exercisable within 60 days of March 31, 2024. Ms. Macino is not standing for re-election as a member of the Board.

(11)	Includes 19,296 shares owned directly by Mr. Combs and 13,915 shares subject to options that are exercisable within 60 days of March 31, 2024.
(12)	Consists of 600 shares owned directly by Mr. Shishin and 23,161 shares subject to options that are exercisable within 60 days of March 31, 2024.
(13)	Includes 7,305 shares owned directly by Mr. O’Brien and 5,185 shares subject to options that are exercisable within 60 days of March 31, 2024.
(14)	Includes 853 shares owned directly by Mr. Bertels and 6,164 shares subject to options that are exercisable within 60 days of March 31, 2024.
(15)	Includes 571 shares owned directly by Ms. Yoss and 3,706 shares subject to options that are exercisable within 60 days of March 31, 2024.

(16)	Director nominee Ms. Burkey does not hold CorVel common stock.
(17)	Includes the information set forth in notes 2, 5, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 above.

Equity Compensation Plan Information

The following table provides information as of March 31, 2024, with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans. We have not assumed any equity compensation plans in connection with any mergers or acquisitions.

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	2,850,000	(2)	$129.42	346,430	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	2,850,000		$129.42	346,430

(1)	Consists solely of the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) and the Restated 1991 Employee Stock Purchase Plan.
(2)

Excludes purchase rights accruing under our Restated 1991 Employee Stock Purchase Plan, which has a stockholder-approved reserve of 346,430 shares. Under our Restated 1991 Employee Stock Purchase Plan, each eligible employee may purchase up to 3,000 shares of our Common Stock at semi-annual intervals on the last business day of March and September each year at a purchase price per share equal to 95% of the fair market value of a share of our Common Stock on the last day of the relevant purchase period. For the purchase period ended March 31, 2024, the administrator set the maximum permitted payroll deduction at 5% of salary and established a purchase price equal to 95% of the fair market value on March 31, 2024.

(3)

Includes shares available for future issuance under the Restated 1991 Employee Stock Purchase Plan. As of March 31, 2024, an aggregate of 346,430 shares of our Common Stock were available for issuance under the Restated 1991 Employee Stock Purchase Plan. During the last purchase period for fiscal year ending March 31, 2024, 3,178 shares were purchased and we expect approximately a similar number of shares will be subject to purchase in the current purchase period.

Share issuances under the Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) will not reduce or otherwise affect the number of shares of our Common Stock available for issuance under the Restated 1991 Employee Stock Purchase Plan, and share issuances under the plan will not reduce or otherwise affect the number of shares of our Common Stock available for issuance under the Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan).

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Under Item 404 of Regulation S-K, a related-person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, since the beginning of our last fiscal year, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Pursuant to its written charter, our Audit Committee is responsible for reviewing and approving all related person transactions and potential conflict of interest situations involving any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons.

Our Audit Committee also has adopted written policies and procedures for related person transactions that require the Audit Committee to review any proposed transaction with related persons to determine if it rises to the level of a related person transaction covered by Item 404 of Regulation S-K and, if it does, then such related person transaction must be approved or ratified by the disinterested members of the Audit Committee. Our management must disclose to the Audit Committee all material information regarding actual and proposed related person transactions known to them that involve our directors, nominees for director, executive officers, persons known to be 5% or greater beneficial owners of our stock, and any member of the immediate family of any of the foregoing persons. A related person will not be deemed to have a material interest in a transaction if the interest arises only: (a) from the person’s position as a director of another corporation or organization that is a party to the transaction; or (b) from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another person or entity (other than a partnership) which is a party to the transaction; or (c) from a combination of both (a) and (b); or (d) from the person’s position as a limited partner in a partnership in which the person and all other related persons, have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

Other than as described above and as described in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” since April 1, 2023, there was not, and there is not currently proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. Each related-person transaction is reviewed and approved or ratified by our Audit Committee.

Our Audit Committee has determined that the following categories of transactions shall be deemed preapproved by the Audit Committee, notwithstanding the fact that they are related person transactions:

•	compensation to executive officers determined by our Compensation Committee;

•	compensation to directors determined by our Compensation Committee or the Board; and

•	transactions in which all security holders receive proportional benefits.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of securities to file initial reports of ownership of our stock and reports of changes in such ownership with the SEC. To our knowledge, all required filings pursuant to Section 16(a) were timely made during fiscal year 2024.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the proxy materials, please notify your broker or the Company. Direct your written request to CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth Texas 76109, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of the proxy materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission an Annual Report on Form 10-K on May 24, 2024. A copy of the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, has been made available concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting, and is posted at https://materials.proxyvote.com/221006. No separate annual report to the stockholders was prepared. The Annual Report made available to stockholders is not incorporated into this Proxy Statement and is not considered “soliciting material.” Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding us, are available on the Securities and Exchange Commission’s Web site at https://www.sec.gov. In addition, we will provide without charge a copy of our Annual Report on Form 10-K to any stockholder upon written request addressed to our corporate Secretary, CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, and will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

By Order of the Board of Directors,

Richard J. Schweppe

Secretary

June 21, 2024

Fort Worth, Texas

CORVEL CORPORATION ATTN: SHARON O’CONNOR 5128 APACHE PLUME ROAD, SUITE 400 FORT WORTH, TEXAS 76109 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Wednesday, July 31, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company to mail proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote by Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, July 31, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V53399-P14995 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CORVEL CORPORATION For All Withhold All Except For All To withhold authority to vote for any individual The Board of Directors recommends you vote “FOR” each nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. of the following nominees: ! ! ! 1. To elect six directors, each to serve until the 2025 annual meeting of stockholders or until his or her successor has been duly elected and qualified; Nominees: 01) V. Gordon Clemons 02) Joanna M. Burkey 03) Steven J. Hamerslag 04) Alan R. Hoops 05) R. Judd Jessup 06) Jeffrey J. Michael The Board of Directors recommends you vote “FOR” Proposal Two: For Against Abstain 2. To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025. ! ! ! Note: We may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature [If Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com. V53400-P14995 CORVEL CORPORATION Annual Meeting of Stockholders Thursday, August 1, 2024 8:30 a.m. Pacific Time This proxy is solicited by the Board of Directors The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of CorVel Corporation (the “Company”) to be held on Thursday, August 1, 2024 at 8:30 a.m. Pacific Time, and the proxy statement relating to the 2024 Annual Meeting, and appoints Richard Schweppe and Sharon O’Connor, and each of them individually, to serve as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of the Company that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2024 Annual Meeting, to be held at the Company’s office, 1920 Main Street, Suite 900, Irvine, California 92614, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side. Continued and to be signed on the reverse side.